EXHIBIT 4.94

ALTALINK INVESTMENTS, L.P.

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ALTALINK INVESTMENT MANAGEMENT LTD.

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BNY TRUST COMPANY OF CANADA

MASTER TRUST INDENTURE

November 21, 2005

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MASTER TRUST INDENTURE

THIS MASTER TRUST INDENTURE is made as of the 21 day of November, 2005.

BETWEEN:

ALTALINK INVESTMENT MANAGEMENT LTD., as general partner of ALTALINK INVESTMENTS, L.P., a limited partnership created pursuant to the laws of the Province of Alberta,

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ALTALINK INVESTMENT MANAGEMENT LTD., a company incorporated under the laws of the Province of Alberta,

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BNY TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada and authorized to carry on the business of a trust company in all of the provinces and territories of Canada,

WHEREAS the Issuer wishes to borrow money by creating and issuing bonds and other debt securities and to enter into credit facility agreements, swaps and other hedging instruments in connection therewith and engage in other forms of borrowing, all in the manner set forth in this Indenture;

AND WHEREAS the Issuer, under the laws relating thereto, is duly authorized to create, and issue the Bonds to be issued as herein provided;

AND WHEREAS the Issuer has done and performed all things necessary to make the Bonds, when issued by the Issuer and authenticated by the Trustee as provided in this Indenture, legal, valid and binding obligations of the Issuer with the benefits and subject to the terms of this Indenture;

AND WHEREAS the Issuer intends to issue Bonds, either as direct evidence of indebtedness or as collateral security for indebtedness and financial obligations of the Issuer, in Series, each Series of Bonds to be issued pursuant to a Supplemental Indenture pursuant to which the terms and conditions of Bonds of such Series shall be set out;

AND WHEREAS the Trustee has agreed to act as trustee with respect to the Bonds on the terms and conditions set out herein;

AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Issuer and not by the Trustee;

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NOW THEREFORE, in consideration of the premises, covenants and agreements herein contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each party) the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1 Definitions

In this Indenture and in any supplements or amendments hereto and in the Bonds and any certificate, opinion or other document herein or therein mentioned, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the following meanings, respectively:

"AEUB" means the Alberta Energy and Utilities Board or any successor or replacement board regulating the transmission of electricity in the Province of Alberta.

"Affiliate" of any specified Person means any other Person directly or indirectly
Controlling, Controlled by, or under common Control with such Person.

"ALP" means AltaLink, L.P., an Alberta limited partnership.

"Applicable Utilities Legislation" means the Alberta Energy and Utilities Board Act
(Alberta), , the Public Utilities Board Act (Alberta) and any other legislation that now or in the future regulates the operations of the Issuer, as each may be amended or supplemented from time to time.

"Authorized Amount" means, with respect to a Commercial Paper Program, the maximum principal amount of Indebtedness which is then authorized by the Issuer to be outstanding at any one time.

"Authorized Newspapers" means not less than three (3) newspapers or financial journals customarily published (except in the case of legal holidays) at least once a day for at least five (5) days in each calendar week, two of which are published in the English language and are of general circulation in the City of Calgary, Alberta, and the City of Toronto, Ontario and the third of which is published in the French language and is of general circulation in the City of Montreal, Quebec.

"Authorized Officer'' means:

(a)
with respect to any Person, the Chairman, the Chief Executive Officer, the Managing Director, any Director, the Vice Chairman, the Treasurer, the Controller, the Secretary, a Vice President, the Executive Vice-President and Chief Financial Officer (in the case of the Issuer) or any other senior officer so designated by a certificate signed by the Chairman or Managing Director or Executive Vice-President and Chief Financial Officer' and filed with the Trustee for so long as such designation shall be in effect; and

(b)
with respect to the certification of any rule, regulation, by-law or resolution of a Person or any other document filed by the Secretary or an Assistant Secretary in his or her capacity as such officer or of which he or she has custody on behalf of the Issuer, the

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Managing Director, any Director, a Vice President, Executive Vice-President, and Chief Financial Officer, the Secretary or an Assistant Secretary.
''Bond" means any evidence of Indebtedness of the Issuer authenticated and delivered by the Trustee under and pursuant to this Indenture and constituting either an Obligation Bond or a Pledged Bond.

"Bond Documents" has the meaning set out in Paragraph 2.9(m)(i).

"Bondholder"or "holder" or words of similar import, when used with reference to a Bond, means any Person who shall be, at the relevant time, the bearer of any Outstanding coupon Bond which is not registered as to principal, or the Person whose name is, at the relevant time, entered in one of the registers referred to in Article 3 for any Outstanding registered Bond, including any Person in whose name a Pledged Bond is registered as trustee, security holder or in another fiduciary capacity.

"Bondholder's Certificate" means a certificate executed by a Bondholder pursuant to Section 9.16 or Subsection 10.6(b) that specifies the matters therein required. In the case of a Bondholder that is not an individual, such certificate shall be signed by any Authorized Officer of such Bondholder.

"Bondholders' Request" means an instrument requesting the Trustee to take or refrain from taking some action or proceeding specified therein, signed in one or more counterparts by the holder or holders of Senior Bonds representing not less than twenty• five percent (25%) of the principal amount of all Senior Bonds then Outstanding or with respect to a Series of Senior Bonds, signed in one or more counterparts by the holder or holders of such Series of Senior Bonds representing not less than twenty-five percent (25%) of the principal amount of such Series of Senior Bonds then Outstanding; provided that if no Senior Bonds are outstanding or if relating solely to Subordinated Bonds, the term "Bondholders' Request" shall mean an instrument requesting the Trustee to take or refrain from taking some action or proceeding specified therein, signed in one or more counterparts by the holder or holders of Subordinated Bonds representing not less than twenty-five percent (25%) of the principal amount of all Subordinated Bonds then Outstanding or with respect to a Series of Subordinated Bonds, signed in one or more counterparts by the holder or holders of such Series of Subordinated Bonds, representing not less than twenty-five (25%) of the principal amount of such Series of Subordinated Bonds then Outstanding.

"Business" means the following businesses and services:

(a)	the ownership of limited partnership units of ALP;

(b)	direct or indirect participation in the transmission of electricity;

(c)	the ownership or operation of electrical transmission lines and infrastructure, including the use of such infrastructure for telecommunication or other communication purposes;

(d)	engineering services related to the transmission and/or distribution of electricity and related administrative services associated with activities in (a), (b) and (c);

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(e)	acquiring, merging with or otherwise combining with and/or holding ownership or other interests in another Person who is engaged only in any of the activities in (a), (b), (c) or (d); and

(f)
such other services which are determined by the Issuer to be most effectively provided in conjunction with the above business and are ancillary to the above business, whether or not such services are regulated by the AEUB.

For greater certainty "Business" shall not include the generation and/or distribution of electricity or sale of power.

"Business Day" means any day on which banks are generally open for business in both the Cities of Calgary, Alberta, and Toronto, Ontario other than Saturday, Sunday or any statutory or civic holiday in the Cities of Calgary and Toronto.

"Canadian Dollars" and "Cdn. $" means the currency of Canada.

"Capital Expenditures" means expenditures which are capitalized by the Issuer in accordance with GAAP.

"Capital Lease Obligation" means any monetary obligation of the Issuer under any leasing or similar arrangement which, in accordance with GAAP, would be classified as a capital lease and for the purposes hereof, the amount of Capital Lease Obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

"CDS" means The Canadian Depository for Securities Limited and its successors in interest.

"Central Government Obligation" means any obligation or debt of, or unconditionally guaranteed as to principal and interest by, the central government of a country which is denominated in the currency of that country, or in the case of Canada, which is denominated in the currency of Canada or in the currency of the United States of America, the long term obligation or debt of which is rated in one of the top two rating categories (AAA, or AA or equivalent) by one of the Rating Agencies, if such obligation or debt is rated only by one of the Rating Agencies, or, in any other case, by at least two of the Rating Agencies.

"Class" shall mean, with respect to any Series, any of the classes of Bonds of that Series established under the Supplemental Indenture creating such Series.

"Commercial Paper Program" means obligations for borrowed money having a duration of not more than three hundred and sixty (360) days which is issued and re• issued by the Issuer from time to time having a rating of at least R1 (low) or equivalent from one of the Rating Agencies, if such Indebtedness is rated only by one of the Rating Agencies, or, in any other case, by at least two of the Rating Agencies, and is outstanding up to the applicable Authorized Amount.

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"Contaminant" means any pollutant, dangerous, toxic or Hazardous Substance or waste of any description whatsoever, hazardous materials or contaminants, all as defined in any Environmental Law, but excludes cleaning and related products used in the operation and maintenance of the Business which are normally used by reasonable professional operators of similar businesses.

"Control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "Controlling" and "Controlled" have corresponding meanings.

"Cost of Issuance" means any amount payable or reimbursable, directly or indirectly, by the Issuer and related to the authorization, offering, sale, issuance and delivery of Bonds or the entering into of any agreement or instrument secured by a Bond, including but not limited to travel and other expenses of any officer or employee of the Issuer in connection with the authorization, offering, sale, issuance and delivery of such Bonds or the entering into of such agreement or instrument, printing costs, costs of preparation and reproduction of documents, filing, registration and recording fees, initial fees and charges of any trustee, fees payable for listing the Bonds on a securities exchange, legal fees and disbursements, fees and other costs relating to the filing or registration of any notice or document, fees and disbursements of any consultant, consulting engineer or independent accountant, fees and disbursements of other consultants and professionals, costs of credit ratings, fees and charges for preparation, execution, transaction and safekeeping of Bonds, credit facility charges (other than repayment of principal, payment of interest, commitment fees, annual fees or similar amounts) and underwriting and agency fees, expenses and commissions (whether payable as such or reflected in a discount to the purchase price of a Bond).

"Counsel" means a barrister and solicitor or attorney (other than a barrister and solicitor or attorney who is an employee of the Issuer) or firm of barristers and solicitors or attorneys, in each case selected by the Issuer and satisfactory to the Trustee, acting reasonably.

"Counsel's Opinion" and "Opinion of Counsel" means a written opinion of Counsel.

"Counterparty" shall mean a member of the International Swap Dealers Association who at the time the Financial Instrument Obligation is entered into is rated in one of the three top rating categories by at least one Rating Agency or a Person guaranteed by such a member.

"coupon Bond" means any Bond which is issued with coupons attached.

"coupons" means the interest coupons attached to Bonds not registered as to both principal and interest.

"Credit Facility" means a letter of credit, a line of credit, a surety bond or other financial instrument which obligates a third party to pay or provide funds to, or at the direction of, the Issuer or a Fiscal Agent.

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"DBRS" means Dominion Bond Rating Service Limited and its successors for so long as it shall perform the functions of a securities rating agency.

"Default" means any event which with the giving of notice or the lapse of time or both would constitute an Event of Default.

"Depositary" means, with respect to Bonds of any Series issuable in whole or in part in the form of one or more Global Bonds, a clearing agency (registered, if required, under the securities legislation governing such Series) that is designated to act as depositary for such Bonds pursuant to the provisions of the Supplemental Indenture authorizing such Series of Bonds.

"Environmental Approvals" means all applicable permits, licences, authorizations, consents, directions or approvals required by Government Authorities pursuant to the Environmental Laws with respect to the operation of the Business.

"Environmental Laws" means all applicable federal, provincial and local laws, by-laws, rules, regulations, orders, codes and judgments relating to the protection of the environment and public health and safety, and without restricting the generality of the foregoing, includes without limitation those Environmental Laws relating to the storage, transportation, treatment and disposal of Hazardous Substances, employee and product safety, and the Release or threatened Release of Hazardous Substances into the air, surface water, ground water, land surface, subsurface strata or any building or structure and, in each such case, as such Environmental Laws may be amended or supplemented from time to time.

"Event of Default" has the meaning ascribed thereto in Section 10.1.

"Extraordinary Resolution" means a resolution certified by the Trustee as duly passed at a meeting (including an adjourned meeting) of the Bondholders duly convened for the purposes and held in accordance with the provisions of Article 9 and passed by the holder or holders of Outstanding Bonds of all Series affected by the subject matter of the resolution representing not less than sixty-six and two-thirds percent (66-2/3%) of the votes cast in respect of such resolution at such meeting, and, if so provided in any Supplemental Indenture related to a Series, passed by the holder or holders of Bonds of that Series then Outstanding satisfying the requirements of the relevant Supplemental Indenture, which resolution is in full force and effect on the date of such certification. "Extraordinary Resolution" shall also mean a resolution certified by the Trustee as having been passed as such by an instrument in writing in accordance with Section 9.14. Unless the resolution relates solely to the terms of a Series or Funds available solely for such Series, the subject matter of the resolution shall be presumed to affect the holders of all Outstanding Bonds.

"Financial Instrument Obligation" means the obligation under any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, commodity future, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other similar transaction, including any option to enter into any of the foregoing, or any combination of the foregoing. The amount of any Financial Instrument Obligation is the net amount due to or accruing due under the agreement governing such obligation, determined by marking the obligation to market at the time of determination in accordance with its terms.

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"Fiscal Agent" means the Trustee, any depository of the Funds or Accounts required under this Indenture or any sub-account thereof, any Paying Agent or any or all of them, as may be appropriate.

"Fiscal Year" means, with respect to the Issuer a twelve (12) month period commencing on the first day of January of each calendar year or such other fiscal year as the Issuer may adopt after prior notice to the Trustee and "Fiscal Year end" means the last day of a Fiscal Year.

"Fluctuating Cdn. $ Equivalent" means, as of any particular date, with reference to any amount (the "Original Amount") expressed in a currency other than Canadian Dollars (the "Original Currency"),an amount expressed in Canadian Dollars which would be required to buy the Original Amount of the Original Currency using the noon rate of the Bank of Canada for the purchase of the Original Currency with Canadian Dollars on that date or any equivalent rate published by the Bank of Canada as a successor or similar rate.

''fully registered Bonds" means Bonds registered as to both principal and interest.

"Fund" or "Account" means any fund, reserve fund or account established pursuant to this Indenture, including any Sinking Fund.

"GAAP" means Canadian generally accepted accounting principles in effect from time to time as set out in Section 1.10.

"General Partner" means AltaLink Investment Management Ltd. in its capacity as general partner of the Issuer and its successors and permitted assigns in such capacity.

"General Sinking Fund" means the General Sinking Fund described in Section 4.2 and established pursuant to a Supplemental Indenture and includes all money and Permitted Investments therein or to the credit thereof and all proceeds of any of the foregoing.

"Global Bond" means a Bond that evidences all or part of the Bonds of any Series and bears the legend set forth in Section 3.4 or a legend to substantially the same effect as may be specified for such Series pursuant to the provisions of the Supplemental Indenture authorizing such Series.

"Government Authorities" means any international tribunal, agency, body, commission or other authority, any government, executive, parliament, legislature or local authority, or any governmental body, ministry, department or agency or regulatory authority, court, tribunal, commission or board of or within Canada or any foreign jurisdiction, or any political subdivision of any thereof or any authority having jurisdiction therein, which in each case, has jurisdiction over a specified Person or its property and assets under the laws of the jurisdiction in which that Person or its property and assets are located.

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"Guarantee" by any Person means any obligation (other than an endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Indebtedness or other Obligation of any other Person (the "primary obliger") in any manner, whether directly or indirectly, including any obligation incurred through an agreement, contingent or otherwise, by such Person:

(a)	to purchase such Indebtedness or Obligation or any property or assets constituting security therefor;

(b)
to advance or supply funds (i) for the purchase or payment of such Indebtedness or Obligation, (ii) to maintain working capital, net worth or other balance sheet condition of the primary obligor, or (iii) otherwise to advance or make available funds for the purchase or payment of such Indebtedness or Obligation;

(c)
to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or Obligation of the ability of the primary obligor to make payment of the Indebtedness or Obligation; or

(d)	otherwise to assure or indemnify the owner of the Indebtedness or Obligation of the primary obligor against loss in respect thereof.
For the purposes of all computations made under this Indenture, a Guarantee in respect of any Indebtedness shall be deemed, without duplication, to be equal to the principal amount of such Indebtedness and any capitalized interest thereon (and any other amount which becomes due and owing in respect thereof) which has been guaranteed, and a Guarantee in respect of any other Obligation shall be deemed to be Indebtedness equal to the maximum aggregate amount of such Obligation.

"Hazardous Substance" means any contaminant, pollutant or substance that is likely to cause immediately, or at some future time, harm or degradation to the environment or risk to human health or safety, and without restricting the generality of the foregoing, includes without limitation any pollutant, contaminant, waste, hazardous waste, toxic substance or dangerous good which is defined or identified in any Environmental Law or industry standard, or which is present in the environment in such quantity or state that it contravenes any Environmental Law.

"Indebtedness" means, without duplication, with respect to any Person:

(a)
the aggregate principal amount of all Obligations of that Person for borrowed money (other than Obligations arising out of the issuance of any Refunding Bonds during such period of time as the Indebtedness to be repaid by the Refunding Bonds continues to be Outstanding), including obligations with respect to bankers' acceptances and contingent reimbursement obligations in respect of letters of credit and other instruments, and including all capitalized interest and other similar amounts required to be paid at maturity on obligations for borrowed money, but excluding Preferred Securities issued by that Person;

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(b)	the aggregate principal amount of all Obligations issued or assumed by that Person in connection with its acquisition of property in respect of the deferred purchase price of that property;

(c)	all Capital Lease Obligations and the aggregate principal amount of all Purchase Money Obligations of that Person;

(d)	all Financial Instrument Obligations of that Person;

(e)	the principal amount of all borrowed money outstanding from time to time under any Commercial Paper Program;

(f)	the principal amount of all borrowed money outstanding from time to time which constitutes Subordinated Debt; and

(g)	all Guarantees of that Person in respect of any of the foregoing;
in each case expressed in Canadian dollars and, with respect to any amount which is expressed in any other currency, the Canadian dollar amount thereof shall be the Fluctuating Cdn.$ Equivalent thereof at the time of determination. For greater certainty: (i) the capitalization of interest or other similar amounts payable at maturity on existing Indebtedness shall not be treated as the incurrence of Indebtedness, and (ii) the aggregate amount of all regulatory liabilities and asset retirement obligations shall not be treated as Indebtedness.

"Indenture", "hereto", "herein", "hereof". "hereby", "hereunder" and similar expressions refer to this Master Indenture and not to any particular article, section, subsection, paragraph, subparagraph or other portion thereof, and include any and every instrument ancillary hereto or in implementation hereof, including any Supplemental Indenture which amends this Master Indenture, and the expressions "Article", "Section", "Subsection", "Paragraph" and "Subparagraph", followed by a number, unless otherwise stated, mean and refer to the specified article, section or subsection of this Master Indenture.

"Investment Dealer" means any one of the five largest Canadian investment dealers by capital as determined by the Investment Dealers Association of Canada or any successor thereto.

"Issuer" means AltaLink Investments, L.P., a limited partnership created and existing under the laws of Alberta and includes any successor Person which shall have complied with the provisions of Section 6.7.

"Limited Partnership Agreement" means the amended and restated limited partnership agreement dated April 26, 2002 between the General Partner and the limited partners of the Issuer, as amended, restated or replaced from time to time.

"Majority Resolution" means a resolution certified by the Trustee as duly passed at a meeting (including an adjourned meeting) of the Bondholders duly convened for the purposes and held in accordance with the provisions of Article 9 and passed by the holder or holders of Outstanding Bonds of all Series affected by the subject matter of the resolution representing not less than fifty and one-tenth percent (50.1%) of the votes cast in respect of such resolution at such meeting, and, if so provided in any Supplemental Indenture related to a Series, passed by the holder or holders of Bonds of that Series then Outstanding satisfying the requirements of the relevant

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Supplemental Indenture, which resolution is in full force and effect on the date of such certification. ''Majority Resolution" shall also mean a resolution certified by the Trustee as having been passed as such by an instrument in writing in accordance with Section 9.14.

"Master Indenture" means this Master Trust Indenture.

"Moody's" means Moody's Investors Service, Inc., and its successors for so long as it shall perform the functions of a securities rating agency.

"Net Revenues" means, for any period, the Revenues of the Issuer less all Operating and Maintenance Expenses and Taxes for such period plus proceeds of insurance in excess of the amount of such proceeds applied or to be applied within twelve (12) months of the date of receipt thereof in accordance with Section 6.10 by the Issuer in respect of the insured loss.

"Net Worth" for any Person means, as at any date, the consolidated shareholders' equity or partner's capital account of such Person as at that date determined in accordance with GAAP.

"Obligation Bond" means a Bond issued as direct evidence of the Indebtedness of the
Issuer to the holder thereof.

"Obligations" means (without duplication), with respect to any Person, all items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Obligations are to be determined, other than Preferred Securities issued by such Person; and all Guarantees of such Person in respect of any such items of other Persons.

"Officer's Certificate" means a certificate, conforming to the requirements of Section
1.12, signed by any Authorized Officer.

"Operating and Maintenance Expenses" means, for any period, without duplication:

(a)
all operating and maintenance expenses of the Issuer for such period with respect to the Business as determined in accordance with GAAP but excluding any allowance for amortization, depreciation or obsolescence;

(b)	all rents or other amounts (without distinguishing between principal and interest) paid under any Capital Lease Obligations; and

(c)
all payments or reimbursements to the Trustee of its fees, costs, charges, expenses, advances or other amounts furnished or provided by or at the request of the Trustee in or about the administration and execution of its trusts under, or otherwise in relation to, this Indenture.

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"Operating Revenues" means, for any period, all fees and charges, lease payments and any other amounts (except interest) that are included as revenues of the Issuer for such period in accordance with GAAP.

"Outstanding" has the meaning ascribed thereto in Section 1.13.

"Partners" means collectively all the limited partners of the Issuer from time to time and AltaLink Investment Management Ltd., as the sole general partner of the Issuer, and any successor or permitted assign of such Partner and "Partner" means any of them.

"Paying Agent" means any bank or trust company or other Person designated as a paying agent for a Series in any Supplemental Indenture and its successor or successors appointed in the manner provided herein or in such Supplemental Indenture.

''Payment Date" means any date on which payment of principal or interest on a Bond is payable in accordance with its terms and the terms of the applicable Supplemental Indenture.

''Permitted Encumbrances" means:

(a)	any Purchase Money Mortgage or Security Interest granted with respect to a Capital Lease Obligation of the Issuer;

(b)
any Security Interest on property or an asset acquired by the Issuer (including pursuant to a reorganization, merger or amalgamation in accordance with Section 6.7) that secures the Obligations of a Person, whether or not that Obligation is assumed by the Issuer, which Security Interest exists at the time that property or asset is acquired and which (i) was not incurred in contemplation of that property or asset being acquired, and (ii) is not applicable to the Issuer or the properties or assets of the Issuer other than the properties or assets acquired;

(c)
any Security Interest for taxes, assessments, government charges or claims not yet due or that are being contested in good faith and in respect of which appropriate provision is made in the Issuer's consolidated financial statements in accordance with GAAP;

(d)
any Security Interest securing appeal bonds or other similar liens arising in connection with court proceedings or contracts, bids or tenders entered into in the ordinary course of business, including, without limitation, surety bonds, security for costs of litigation where required by law, letters of credit, or any other instruments serving a similar purpose;

(e)
any Security Interest given in the ordinary course of business by the Issuer to any bank or banks or other lenders to secure any Indebtedness payable on demand or maturing within eighteen (18) months of the date that Indebtedness is incurred or of the date of any renewal or extension of that Indebtedness, provided such Indebtedness does not in the aggregate at any time exceed ten percent (10%) of the Issuer's Net Worth;

(f)	a Security Interest in cash or marketable debt securities in a Sinking Fund account established by the Issuer in support of a particular Series of Bonds;

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(g)
any lien or deposit under workers' compensation, social security or similar legislation or good faith deposits in connection with bids, tenders, leases and contracts entered into in the ordinary course of business or expropriation proceedings, or deposits to secure public or statutory obligations or deposits of cash or obligations to secure surety and appeal bonds;

(h)
any lien or privilege imposed by law, such as builders', carriers', warehousemen's, landlords', mechanics' and materialmen's liens and privileges arising in the ordinary course of business which relate to Obligations not yet due or delinquent or the validity or amount of which are being contested in good faith and in respect of which adequate provision for payment has been made; any lien or privilege arising out of judgments or awards with respect to which the Issuer is prosecuting an appeal or proceedings for review and with respect to which it has secured a stay of execution pending that appeal or proceedings for review (provided no Event of Default has resulted therefrom); or undetermined or inchoate Security Interests and privileges incidental to current operations which have not at such time been filed pursuant to law against the Issuer or which relate to obligations not due or delinquent; or the deposit of cash or securities in connection with any Security Interest or privilege referred to in this Paragraph (h);

(i)
any encumbrance, such as easements, rights-of-way, servitudes or other similar rights in land granted to or reserved by other Persons, rights-of-way for access, sewers, electric lines, telegraph and telephone lines, oil and natural gas pipe lines and other similar purposes, or zoning or other restrictions as to the Issuer's use of real property or interests therein, which do not in the aggregate materially impair its use in the operation of the Business;

(j)
any right reserved to or vested in any municipality or governmental or other public authority (whether by statutory provision or otherwise) to terminate, purchase assets used in connection with, or require annual or other periodic payments as a condition to the continuance of, any lease, licence, franchise, grant or permit;

(k)	any lien or right of distress reserved in or exercisable under any lease for rent and for compliance with the terms of that lease;

(l)
any Security Interest granted by the Issuer to a public utility or any municipality or governmental or other public authority when required by that utility, municipality or other authority in connection with the operations of the Issuer;

(m)	any reservation, limitation, proviso or condition, if any, expressed in any original grants to the Issuer from the Crown; or

(n)
any extension, renewal, alteration, substitution or replacement, in whole or in part, of any Security Interest referred to in any of the foregoing paragraphs, provided that the Security Interest is limited to all or part of the same property that secured the Security Interest and the principal amount of the secured Obligations is not increased by that action.

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"Permitted Investments"means:

(a)
Canadian dollar deposits with, or promissory notes, bills of exchange or other debt securities of or unconditionally guaranteed or accepted by, the Government of Canada or by any province of Canada, the long term debt of which is rated in one of the highest two (2) categories for such debt by one of the Rating Agencies, if such debt is rated by only one of the Rating Agencies, or in any other case, by at least two of the Rating Agencies;

(b)	Central Government Obligations of any other country;

(c)
interest bearing deposits or certificates of deposit or similar arrangements with, or discount debt obligations issued, accepted or guaranteed by, any bank, trust company or other deposit taking institution in Canada, the long term debt of which is rated in one of the highest two (2) categories for such debt by one of the Rating Agencies, if such debt is rated by only one of the Rating Agencies, or in any other case, by at least two of the Rating Agencies; and

(d)
indebtedness of any issuer (other than the Issuer) with a remaining term to maturity not to exceed one (1) year, the long term debt of which is rated in one of the highest two (2) categories for long term debt by one of the Rating Agencies, if such debt is rated by only one of the Rating Agencies, or in any other case, by at least two of the Rating Agencies, or the short term debt of which is rated in one of the highest two (2) sub-categories for short term debt by one of the Rating Agencies, if such debt is rated by only one of the Rating Agencies, or in any other case, by at least two of the Rating Agencies.

"Permitted Payment" means a payment for any lawful general corporate purpose not contemplated by Subsections 4. l(a) to (d), including, without limitation, all payments for Capital Expenditures, any loan or equity investments in any Subsidiary and any distributions to the Partners or as they may direct.

''Person" includes an individual, corporation, partnership, trust, trustee, executor, administrator, legal personal representative, government, governmental body or authority or other incorporated or unincorporated entity.

''Pledge" means, in respect of a Bond, a pledge, deposit or delivery of such Bond or other agreement between the Issuer and a Bondholder in respect of such Bond, in each case made in accordance with Subsection 2.4(e), and "Pledged Bond" means a Bond which is subject to a Pledge.

"Preferred Securities" means any securities which on the date of issue by a Person (a) have a term to maturity of more than thirty (30) years; (b) are unsecured and rank subordinate to the unsecured and unsubordinated Indebtedness of that Person outstanding on that date; (c) entitle that Person to satisfy the obligation to pay the principal or face amount by issuing partnership units, limited partnership units or other securities evidencing an ownership interest, (d) entitle that Person to defer the payment of interest for more than four (4) years without causing an event of default to occur, and (e) entitle that Person to satisfy the obligation to make payments

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of interest by issuing partnership units, limited partnership units or other securities evidencing an ownership interest.

"Principal Property" means any of the Issuer's fixed assets from time to time.

"Purchase Money Mortgage" means any Security Interest created, issued or assumed by the Issuer to secure a Purchase Money Obligation; provided that the Security Interest is limited only to the assets acquired or constructed (together with all improvements and accessions thereto and proceeds thereof) using the funds advanced to the Issuer in connection with that Purchase Money Obligation.

''Purchase Money Obligation" means, with respect to any Person, Indebtedness of that Person incurred or assumed to finance the cost, in whole or in part, of the acquisition or construction of any equipment, real property or fixtures, and the cost of installation and any improvements thereto, so long as the Indebtedness is incurred or assumed within twenty-four (24) months after the purchase of that equipment, real property or fixture or the completion of that construction, installation or improvement, as the case may be, and includes any extension, renewal or refunding of any of that Indebtedness, so long as the principal amount thereof outstanding on the date of the extension, renewal or refunding is not increased.

"Rating Agencies" means Moody's, Standard & Poor's and DBRS and any other nationally recognized credit rating agency approved by a Majority Resolution and specified in a Supplemental Indenture and "Rating Agency" means any one of them.

"Redemption Date" means, with respect to any Obligation Bond to be redeemed, in whole or in part, the date set forth for redemption of that Bond in the relevant notice of redemption given pursuant to Section 3.18 of this Master Indenture and any applicable Supplemental Indenture.

"Redemption Price" means, with respect to any Obligation Bond to be redeemed, in whole or in part, the price at which such Bond or part thereof is to be redeemed (including accrued and unpaid interest on the Outstanding Principal Amount thereof, any premium, penalty or bonus thereon) pursuant to the applicable Supplemental Indenture.

"Refunding Bonds" means any Bonds, whether issued in one or more Series, authenticated and delivered which are issued only for the purposes of repaying existing Indebtedness evidenced or secured by one or more Series of Bonds, which existing Indebtedness is to mature in full, within an eighteen (18) month period from the date of certification and delivery of the Refunding Bonds to be issued.

"Registered Bonds" means both fully registered Bonds and Bonds registered as to principal only.

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"Release" means the method by which a Contaminant comes to be in the environment at large and includes discharging, spraying, injection, abandonment, depositing, spilling, leaking, seeping, pouring, emitting, emptying, throwing, dumping, placing and exhausting, and when used as a noun has a correlative meaning.

"Remedial Order" means any control order, stop order or other administrative complaint, direction, order or sanction issued, filed or imposed by a Governmental Authority pursuant to the Environmental Laws requiring any remediation or clean-up, or requiring that any on-going activity be reduced, modified or eliminated, in each case as a result of any Release or threatened Release of any Hazardous Substance into the environment or any violation or threatened violation of Environmental Law.

"Revenues" means, for any period, (a) all Operating Revenues received by the Issuer in such period; (b) all interest, earnings, dividends and other distributions (including any dividends or similar distributions made by a Subsidiary to the Issuer in such period permitted in accordance with Subsection 6.8(b) and including interest earned on assets in any Sinking Fund or any other Fund or Account to the extent available to the Issuer) received by the Issuer in such period; and (c) other amounts, including amounts received from government or other sources, drawings on Credit Facilities and proceeds of Indebtedness (other than proceeds from any Refunding Bonds) received by the Issuer in such period.

"Security Interest" means any mortgage, lien, pledge, assignment, charge (whether floating or fixed), security, title retention agreement intended as security, hypothec, execution, seizure, attachment, garnishment or other similar encumbrance and any other arrangement which has the effect of creating an interest in property to secure payment or performance of an Obligation including, without limitation, any Security Interest granted by the Issuer in favour of the Trustee and holders of any Bonds designated as being secured, pursuant to a Supplemental Indenture.

"Senior Bonds" means any Series of Bonds evidencing or securing Senior Debt.

"Senior Debt" means Indebtedness other than Subordinated Debt which is evidenced or secured by any Series of Bonds.

"Series" means all of the Bonds authenticated and delivered pursuant to a Supplemental Indenture and designated as a Series therein and shall include all Classes within such Series of Bonds authenticated and delivered pursuant to the Supplemental Indenture authorizing such Series of Bonds.

"Series Sinking Funds" means each Series Sinking Fund created and established pursuant to Section 4.2 and the applicable Supplemental Indenture and includes all money and Permitted Investments therein or to the credit thereof and all proceeds of any of the foregoing.

"Sinking Funds" means, collectively, all of the Series Sinking Funds and the General Sinking Fund created from time to time.

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"Special Bondholders' Resolution" means a resolution certified by the Trustee as duly passed at a meeting (including an adjourned meeting) of the Bondholders duly convened for the purposes and held in accordance with the provisions of Article 9 and passed by the holder or holders of Outstanding Bonds of all Series affected by the subject matter of the resolution representing not less than ninety percent (90%) of the votes cast in respect of such resolution at such meeting, and, if so provided in any Supplemental Indenture related to a Series, passed by the holder or holders of Bonds of that Series then Outstanding satisfying the requirements of the relevant Supplemental Indenture, which resolution is in full force and effect on the date of such certification. "Special Bondholders' Resolution" shall also mean a resolution certified by the Trustee as having been passed as such by an instrument in writing in accordance with Section 9.14. Unless the resolution relates solely to the terms of a Series or Funds available solely for such Series within a Class, the subject matter of the resolution shall be presumed to affect the holders of all Outstanding Bonds of such Class.

"Standard & Poor's" means Standard & Poor' s Ratings Services and its successors for so long as it shall perform the functions of a securities rating agency.

"Subordinated Bonds" means any Series of Bonds evidencing or securing Subordinated
Debt.

"Subordinated Debt" means any Indebtedness for borrowed money owing by the Issuer to any Person which by the terms thereof, is fully subordinated and postponed to all present and future outstanding Senior Bonds on the terms set out in Section 2.9 and designated as such in the Supplemental Indenture authorizing the applicable Series of Subordinated Bond.

"Subsidiary" means (a) any corporation of which there is owned, directly or indirectly, by the Issuer voting shares which, in the aggregate, entitle the holders thereof to cast more than fifty percent (50%) of the votes which may be cast by the holders of the outstanding voting shares of such first mentioned corporation for the election of its directors, or (b) any other Person of which at least a majority of voting ownership interest is at the time, directly or indirectly, owned by the Issuer.

"Supplemental Indenture" means an indenture supplemental to this Master Indenture entered into by the Issuer with the Trustee and effective as provided in Article 8.

"Taxes" means all taxes, grants-in-lieu of taxes, payments-in-lieu of taxes, rates, duties and assessments (including local improvement, frontage, water, snow and sewer taxes and rates), impost charges or levies, whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every nature or kind whatsoever and whether in existence on the date of this Master Indenture or not and any fines, penalties, interest and costs relating thereto that are lawfully levied, imposed, rated, charged or assessed (collectively, "Imposed") from time to time by any taxing authority, whether federal, provincial, municipal, school or otherwise and includes any taxes or other amounts which are Imposed instead of, or in addition to, any such Taxes (whether of the foregoing character or not and whether in existence at the date of this Master Indenture or not) but excludes any land transfer taxes.

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"Trustee" means BNY Trust Company of Canada or its successors hereafter appointed in the manner provided in this Indenture.

"Written Order of the Issuer" or "Written Request of the Issuer" means a written order or request of the Issuer signed in the name of the Issuer by two Authorized Officers and may consist of one or more instruments so executed.

1.2    Publication

In this Indenture, unless the context otherwise requires, any publication to be made under the provisions of this Indenture in successive weeks or on successive dates may be made in each instance upon any Business Day of the week and need not be made in the same Authorized Newspapers for any or all of the successive publications but may be made in different Authorized Newspapers. If, because of the temporary or permanent suspension of the publication or general circulation of any of the Authorized Newspapers or for any other reason, it is impossible or impractical to publish any notice pursuant to this Indenture in the manner herein provided, then such publication in lieu thereof as shall be made with the approval of the Trustee shall constitute a sufficient publication of such notice.

1.3    Number and Gender

Words importing the singular number include the plural and vice versa and words importing gender shall include all genders.

1.4    Invalidity, etc.

Each of the provisions contained in this Indenture is distinct and severable and a declaration of invalidity, illegality or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision of this Indenture.

1.5    Headings, etc.

The division of this Indenture into Articles, Sections, Subsections, Paragraphs and Subparagraphs, the inclusion of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture.

1.6    Governing Law

This Indenture and the Bonds shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein, and shall be treated in all respects as Alberta contracts.

1.7    Jurisdiction

Subject to the provisions of any Supplemental Indenture, the Issuer agrees, and the Trustee agrees for itself and each Bondholder, that any legal action or proceeding with respect to this Indenture shall be brought by the Trustee or such Bondholder (to the extent permitted hereunder) in the courts of the Province of Alberta, and such courts shall have exclusive jurisdiction to deal with all matters relating

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to the interpretation of, or enforcement of rights under this Indenture. Nothing in this Section shall affect the right of the Trustee to enforce any judgment obtained against the Issuer in any jurisdiction.

1.8    References

Except as otherwise specifically provided, reference in this Indenture to any contract, agreement or any other instrument shall be deemed to include references to the same as varied, amended, supplemented or replaced from time to time and reference in this Indenture to any enactment including, without limitation, any statute, law, by-law, regulation, ordinance or order, shall be deemed to include references to such enactment as re-enacted, amended or extended from time to time.

1.9    Currency

Subject to the provisions of any Supplemental Indenture, all monetary amounts referred to in this
Indenture are in lawful money of Canada.

1.10    Generally Accepted Accounting Principles

(a)
All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles as now or hereafter established by the Canadian Institute of Chartered Accountants or any successor thereto consistently applied by the Issuer, and all financial data submitted pursuant to this Indenture shall be prepared in accordance with such principles. Notwithstanding the foregoing, if (a) any changes in the accounting principles applied by the Issuer from those in effect on the date of this Master Indenture are hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Canadian Institute of Chartered Accountants or any regulatory body having jurisdiction in the matter; (b) such changes are adopted by the Issuer with the agreement of its auditors; and (c) such changes result in a change in the method of calculation of any of the financial covenants, standards or terms in or relating to the terms hereof, the Issuer agrees to enter into discussions with the Trustee to consider the amendment of such provisions so as to equitably reflect such changes with a desired result that the criteria for evaluating the financial condition of the Issuer shall be the same. No change in such accounting principles that would affect the method of calculation of any of the financial covenants, standards or terms shall be given effect in such calculations until such provisions are amended in a manner approved in an Extraordinary Resolution of the Bondholders to so reflect such changes in such accounting principles.

(b)
Unless otherwise specified in this Indenture, all calculations under this Indenture (including, for greater certainty, any Supplemental Indenture) shall be based on the consolidated financial information of the Issuer.

1.11    Actions on Days Other than Business Days

Except as otherwise specifically provided herein or in any Bond, where any payment is required to be made or any other action is required to be taken on a particular day and such day is not a Business Day

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and, as a result, such payment cannot be made or action cannot be taken on such day, then such payment shall be made or such action shall be taken on the first (1st) Business Day after such day.

1.12    General Provisions as to Certificates, Opinions, etc.

(a)
Each Officer's Certificate, Counsel's Opinion, Written Order of the Issuer, Written Request of the Issuer required under or referred to in this Indenture or otherwise furnished in connection with this Indenture shall specify the Section under which such document is being made and, other than a Written Order of the Issuer or a Written Request of the Issuer, shall include:

(i)
a statement by the Person giving the evidence that he or she has read, or after making due inquiry, examination or investigation, has full knowledge of, and understands the provisions of this Indenture relating to the matters referred to therein;

(ii)	a statement of the nature and scope of the examination or investigation upon which such Person based the certificate, opinion, direction or order; and

(iii)	a statement that such Person has made such examination or investigation as he or she believes necessary to enable him or her to make the statements or give the opinions contained or expressed therein.

(b)
Whenever the delivery of a certificate, opinion, direction, order or report is a condition precedent to the taking of any action by the Trustee under this Indenture, the truth and accuracy of the facts and opinions stated in such document shall in each case be conditions precedent to the right of the Issuer to have such action taken.

(c)
Any Counsel's Opinion may be based, insofar as it relates to factual matters, upon information with respect to the Issuer which is in the possession of the Issuer, or upon the certificate of an Authorized Officer, unless such Counsel knows that the certificate with respect to the matters upon which his or her certificate or opinion may be based as aforesaid is erroneous.

(d)
Without limiting the generality of the foregoing, upon the reasonable demand of the Trustee, the Issuer shall furnish the Trustee with evidence in such form as the Trustee may reasonably require as to compliance with any condition relating to any action required or permitted to be taken by the Issuer under this Indenture.

1.13    Meaning of "Outstanding" for Certain Purposes

Every Bond certified and delivered by the Trustee under a Supplemental Indenture shall be deemed to be "Outstanding" until it shall be cancelled or delivered to the Trustee for cancellation or monies for the payment thereof shall be set aside or deemed to be paid as provided in Article 12, provided that:

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(a)
where a new Bond has been issued in substitution for, exchange of or in lieu of a Bond which has been lost, stolen or destroyed, only one of them shall be counted for the purpose of determining the aggregate principal amount of Bonds Outstanding or the aggregate principal amount of Bonds in such Series or Class Outstanding;

(b)	Bonds which have been partially redeemed or purchased shall be deemed to be Outstanding only to the extent of the unredeemed portion of the principal amount thereof; and

(c)
for the purposes of any provision of this Indenture entitling holders of Outstanding Bonds to vote, sign consents, requisitions or other instruments or take any other action under this Indenture, Bonds owned directly or indirectly, legally or equitably by the Issuer, any of its Partners or any of their respective Affiliates shall be disregarded except that:

(i)
for the purpose of determining whether the Trustee shall be protected in relying on any such vote, consent, requisition or other action, only the Bonds in respect of which the Trustee has received an Officer's Certificate from the Issuer specifying such Bonds as being owned, directly or indirectly, legally or equitably, by the Issuer, any of its Partners or any of their respective Affiliates shall be so disregarded; and

(ii)
Bonds so owned which have been pledged in good faith other than to the Issuer, its Partners or any of their respective Affiliates shall not be so disregarded if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Bonds in his discretion free from the control or direction of the Issuer, any of its Partners and any of their respective Affiliates.

ARTICLE 2
CAPITAL MARKETS PLATFORM INDEBTEDNESS

2.1    Establishment of Capital Markets Platform

There is hereby established a facility designated as the "Capital Markets Platform" in order to provide a framework for Indebtedness necessary, useful or convenient to permit the Issuer to carry out the purposes described in this Master Indenture and any Supplemental Indenture. The aggregate principal amount of Bonds which may be issued under this Indenture is unlimited. All Senior Bonds issued under a Supplemental Indenture and at any time Outstanding shall, subject to any Sinking Fund provisions, rank pari passu, equally and rateably with all other Outstanding Senior Bonds with the same right and entitlement hereunder without preference, priority or distinction between Senior Bonds on account of the date or dates or the actual time or times of the issuance or maturity of the Senior Bonds. All Subordinated Bonds issued under a Supplemental Indenture and at any time Outstanding shall rank pari passu, equally and rateably with all other Outstanding Subordinated Bonds with the same right and entitlement hereunder without preference, priority or distinction between Subordinated Bonds on account of the date or dates or the actual time or times of the issuance or maturity of the Subordinated Bonds. Each Bond of a particular Series shall in all respects rank equally and rateably with all other Bonds of such Series and shall have

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the same right and entitlement hereunder established for the benefit of such Series of Bonds, unless otherwise set out in the Supplemental Indenture authorizing an issuance of one or more Classes within a Series of Bonds in which event the priority of payment and other entitlements, including covenants, events of default and other matters differentiating the Classes within such Series of Bonds shall be as set out in the Supplemental Indenture authorizing such Classes.

2.2    Form of Indebtedness

All Bonds shall be issued in Series and shall be issued pursuant to a Supplemental Indenture authorizing such Series. Bonds may be issued:

(a)	by way of Obligation Bonds to directly evidence the Indebtedness of the Issuer to the holder thereof as evidenced thereby; or

(b)
by way of Pledged Bonds to be held by the holder thereof as continuing collateral security for the Indebtedness of the Issuer as is specified in the instrument of Pledge pursuant to which such Bond is Pledged.

Any Series of Senior Bonds may be issued only to evidence, or as collateral security for, Senior Debt. Any Series of Subordinated Bonds may be issued only to evidence, or as collateral security for, Subordinated Debt.

2.3    Issuance and Delivery of Bonds

(a)
All Bonds and coupons shall be signed (either manually or by facsimile signature) by any Authorized Officer of the Issuer holding office at the time of signing. A facsimile signature upon any of the Bonds or coupons shall for all purposes of this Indenture be deemed to be the signature of the individual whose signature it purports to be and to have been signed at the time such facsimile signature is reproduced    and notwithstanding that any individual whose signature, either manual or in facsimile, may appear on the Bonds or coupons is not at the date of this Master Indenture or at the date of the Bonds or at the date of certification and delivery thereof, an Authorized Officer of the Issuer, such Bonds shall be valid and binding upon the Issuer.

(b)
After their authorization by a Supplemental Indenture, Bonds of any Series may be executed by the Issuer in accordance with Subsection 2.3(a) and delivered to the Trustee for certification and authentication and, upon compliance by the Issuer with the requirements, if any, set forth in such Supplemental Indenture, as applicable, and with the requirements of Section 2.4 or, in the case of Refunding Bonds, Section 2.5, the Trustee shall thereupon authenticate and deliver such Bonds to or upon the order of the Issuer in accordance with Section 3.13.

2.4 Conditions Precedent to Delivery of Any Series

All Bonds shall be executed by or on behalf of the Issuer, certified by or on behalf of the Trustee and delivered by the Trustee to the Issuer or upon its Written Order, upon delivery to the Trustee of:

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(a)	a copy, certified by an Authorized Officer, of a resolution of the board of directors of the General Partner authorizing the issuance of such Bonds;

(b)	a Counsel's Opinion to the effect that:

(i)	the Issuer has the right and power to enter into this Master Indenture and the Supplemental Indenture authorizing such Series; and

(ii)
this Master Indenture and such Supplemental Indenture have been duly and lawfully entered into by the Issuer, are in full force and effect and are valid and binding upon the Issuer and enforceable in accordance with their terms; and

(iii)
upon the execution, certification, authentication and delivery thereof, the Bonds of such Series shall have been duly and validly authorized and issued in accordance with the constating documents of the Issuer and the General Partner, this Master Indenture and such Supplemental Indenture and shall constitute valid and binding obligations of the Issuer and the General Partner, enforceable in accordance with their terms;

(c)	a Written Order of the Issuer as to the delivery of such Series:

(i)
stating in the case of registered Bonds or Global Bonds, the names and addresses of the holders or Depositary, as the case may be, and in the case of Bonds payable to bearer, instructions for the delivery of same;

(ii)
stating the aggregate principal amount to be issued and the date and place of delivery of such Series and that all regulatory approvals required in connection with the issuance of such Series pursuant to the Applicable Utilities Legislation or otherwise have been obtained; and

(iii)	certifying that no Event of Default has occurred and is continuing under this Indenture and that the issuance of such Series will not result in an Event of Default under this Indenture;

(d)	a duly executed copy of the Supplemental Indenture authorizing the Bonds of such Series which shall specify:

(i)	the authorized principal amount, currency of payment and Series designation of such Bonds and, if applicable, the number of Classes within such Series of Bonds;

(ii)
the date or dates, and the maturity date or dates, of the Bonds of such Series, or the manner of determining such dates, it being expressly acknowledged that Bonds which are payable on demand may be issued;

(iii)
the interest rate or rates or discount rate or rates to be borne by the Bonds of such Series or the manner of determining such rate or rates, and the payment dates for interest on Bonds of such Series;

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(iv)	if applicable, the manner of dating, numbering and lettering the Bonds of such Series;

(v)
the Paying Agent or Paying Agents and the place or places of payment of the principal and redemption price, if any, of and interest on, the Bonds of such Series or the manner of appointing and designating the same;

(vi)	if applicable, the terms of any Sinking Fund established for the Bonds of such Series;

(vii)
if applicable, the redemption or repurchase prices and the redemption or repurchase terms for the Bonds of such Series, or the manner of determining such price and terms and the manner of selecting the Bonds to be redeemed or repurchased;

(viii)	if applicable and so determined by the Issuer, provisions for the sale of the Bonds of such Series;

(ix)	the forms of the Bonds of such Series and the coupons, if any, to be attached to the Bonds of such Series and of the Trustee's certificate of authentication;

(x)	whether such Bonds are Senior Bonds or Subordinated Bonds and whether such Bonds are Obligation Bonds or Pledged Bonds;

(xi)
if applicable, the priority of payments and other entitlements, including covenants, events of default and other matters differentiating the Classes within a Series of Bonds to be issued under the Supplemental Indenture;

(xii)	if applicable, any special voting requirements applicable to the Bonds of such Series; and

(xiii)	any other provisions deemed advisable by the Issuer which do not conflict with the provisions hereof;

(e)	in the case of Pledged Bonds, a duly executed copy of the related Pledge and of every agreement secured by such Pledged Bonds and a Counsel's Opinion to the effect that:

(i)	the Issuer has the right and power to enter into the Pledge and each such agreement;

(ii)
the Pledge and each such agreement have been duly authorized, executed and delivered by the Issuer, are in full force and effect and are valid and binding upon the Issuer and enforceable in accordance with their terms (subject only to applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and limitations arising from equitable principles and other usual and customary exceptions acceptable to the Trustee); and

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(iii)	the Pledge complies with the provisions of Section 2.8;

(f)
if such Bonds create additional Indebtedness, the Officer's Certificate certifying the purpose or purposes for which the proceeds of such Series are to be used and such other matters as required herein;

(g)	if any Bondholders' approval is required by the terms of this Indenture for the issuance of such Series, an Officer's Certificate stating that such approval has been obtained;

(h)
for any issuance of Bonds following the initial issuance of Bonds pursuant to this Indenture, confirmation from the Trustee that it has not received notice of any Default or Event of Default which has not been cured or waived in accordance with the terms of this Indenture; and

(i)	such further documents and monies as are required by the provisions of Article 8 or any Supplemental Indenture.

Notwithstanding the foregoing provisions of this Section 2.4, if Bonds of any Series are to be delivered pursuant to a Commercial Paper Program established by the Issuer, the provisions of Subsection 2.4(b) and Subsections 2.4(f) through (i) may be satisfied by the Issuer at the time of the establishment of the Commercial Paper Program with respect to a maximum aggregate principal amount of Bonds not exceeding the Authorized Amount for such Commercial Paper Program, and the Issuer shall be required to deliver to the Trustee only those documents set forth in Subsections 2.4(a), (c), (d) and (e) in connection with the issue of any Series of Bonds issued pursuant to such Commercial Paper Program at the time of issue of such particular Series.

2.5    Additional Conditions Precedent to Delivery of Refunding Bonds

In addition to the documents required by Section 2.4, the Trustee shall have received prior to authenticating and delivering any Refunding Bonds:

(a)
if a redemption of Bonds is to be effected, irrevocable written instructions from the Issuer to the Trustee to give due notice of redemption of all the Bonds to be refunded and the redemption date or dates, if any, upon which such Bonds are to be redeemed;

(b)	an Officer's Certificate stating either:

(i)
the amount of money (which may include all or a portion of the proceeds of the Refunding Bonds to be issued) required in order to pay when due the applicable Redemption Price of the Bonds to be refunded, which amount shall be deposited contemporaneously with the issue of the Refunding Bonds with the Trustee; or

(ii)
the amount of non-callable or non-redeemable Central Government Obligations in the currencies of the Bonds to be refunded, the principal of and interest on which when due (without reinvestment thereof), together with the monies (which may include all or a portion of the proceeds of the Refunding Bonds to be issued), if any, which shall be deposited contemporaneously with the issue of the Refunding Bonds with the Trustee, required in order to pay when due the applicable Redemption Price of the Bonds to be refunded; and

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(c)
an Officer's Certificate stating that the purpose or purposes for which the proceeds of such Series of Refunding Bonds are to be used and the amount of such proceeds to be used for each such purpose are to repay existing Indebtedness evidenced by one or more Series of Bonds which are to mature in full within eighteen (18) months of the certification and delivery of the Refunding Bonds to be issued.

2.6    Application of Proceeds of Bonds

The proceeds, including accrued interest, of any Series shall be applied by the Issuer in accordance with the certificate delivered to the Trustee pursuant to Subsection 2.4(f) in the case of Bonds which are not Refunding Bonds and in accordance with the certificate delivered to the Trustee pursuant to Subsection 2.5(c) in the case of Refunding Bonds.

2.7    Terms

Each Series of Bonds shall bear the terms provided for in the Supplemental Indenture authorizing that Series.

2.8    Mandatory Provisions of Pledged Bonds

Each Pledged Bond shall be subject to the following conditions and restrictions, which shall be referenced or legended in such Pledged Bond:

(a)
such Pledged Bond shall not be transferable or negotiable except to an assignee of all of the Indebtedness secured by such Pledged Bond or to an assignee or successor of the facility or security agent or other Person in a similar capacity in respect of the Indebtedness secured by such Pledged Bond and only in conjunction with an assignment of the related Pledge or the entering into by the assignee of a Pledge complying with this Section;

(b)
notwithstanding the principal amount of such Pledged Bond, or the rate of interest expressed to be payable thereon, or that such Pledged Bond may be expressed to be payable on demand, such Pledged Bond shall constitute an obligation of the Issuer to the holder thereof or other Persons in whose favour the Indebtedness secured by such Pledged Bond are owed only to the extent of the lesser of:

(i)	the outstanding Indebtedness (other than any undrawn amount under a Credit Facility) from time to time secured by such Pledged Bond at the time of calculation; and

(ii)
the principal amount of such Pledged Bond and interest accrued thereon; provided, however, that no Pledged Bond shall be deemed to have been redeemed only by reason of the Issuer having no Indebtedness or liability to the Persons in whose favour any Indebtedness is secured by any such Pledge at any time while a Pledged Bond is so Pledged, and shall be payable only in accordance with the payment provisions applicable to the relevant Indebtedness;

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(c)
notwithstanding the principal amount of such Pledged Bond, the holder or holders thereof shall, for the purposes of establishing a quorum under Subsections 9.4(a) and (b), be deemed to hold Bonds, and shall only be entitled to that number of votes at any meeting of Bondholders or in respect of any Special Bondholders' Resolution or Extraordinary Resolution to which the holder of an Obligation Bond would be entitled, in a principal amount equal to the lesser of:

(i)	the outstanding Indebtedness (other than any undrawn amount under a Credit Facility) secured by such Pledged Bond at the time of calculation; and

(ii)	the principal amount of such Pledged Bond and interest accrued thereon;

(d)
all of the rights of the holder or holders of such Pledged Bond may be divisible with respect to all of the Indebtedness secured by such Pledged Bond, provided that such rights, other than voting rights, may only be exercised by the holder of the Pledged Bond or its agent and that voting rights relating to the Pledged Bond may only be exercised by the holder thereof or any Person or Persons duly appointed as proxy for voting such Pledged Bond; and

(e)
upon the termination of all Credit Facilities, Commercial Paper Programs, Financial Instrument Obligations or any other similar Indebtedness which is secured by a Pledged Bond and the payment of all amounts outstanding under such Indebtedness, the holder of such Pledged Bond shall deliver the Pledged Bond to the Trustee for cancellation by the Trustee in accordance with Section 3.12.

2.9    Mandatory Provisions of Subordinated Bonds

The Issuer may issue one or more Series of Subordinated Bonds evidencing or securing Obligations in respect of Subordinated Debt provided that, so long as any Senior Bonds are Outstanding, each Subordinated Bond shall be subject to the following conditions, subordination and restrictions, which shall be referenced in the Supplemental Indenture creating such Subordinated Bonds and legended in such Subordinated Bond:

(a)
each holder of Subordinated Bonds, by its acceptance thereof, agrees that all Indebtedness of the Issuer evidenced by or collaterally secured by Subordinated Bonds is postponed, to the extent necessary to comply with this Section 2.9, to the Indebtedness of the Issuer evidenced or collaterally secured by Senior Bonds and that the payment of the principal of and interest on the Subordinated Bonds (and the payments of all other amounts and the performance of all other obligations thereunder including, without limitation, payments on redemption) are hereby expressly subordinated, to the extent and in the manner set forth in this Indenture, in right of payment to the prior payment in full of all Senior Bonds and that the Senior Bonds shall rank in priority to the Subordinated Bonds;

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(b)
in the event of distribution, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of the Issuer, or the proceeds thereof, to creditors, or any proposal by the Issuer generally to creditors for a readjustment of any of the Indebtedness of the Issuer, or upon the dissolution or other winding up of the Issuer, or upon the sale of all or substantially all of the Business, the holders of any Senior Bonds shall be entitled to receive payment in full in cash or cash equivalents of the Senior Bonds (including, without limitation, interest accruing to the date of receipt of such payment at the rates applicable to the Senior Bonds, whether or not allowed as a claim in any such proceeding) before the holders of Subordinated Bonds are entitled to receive (including by way of set-off) any direct or indirect payment or distribution of any cash, property or securities or other assets of the Issuer under this Indenture or in respect of the Subordinated Bonds;

(c)
to the extent that any payment of the Senior Bonds (whether as proceeds of security or enforcement of any right of set-off or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to a trustee, receiver or other similar Person under any bankruptcy, insolvency, receivership or similar law, then if such payment is recoverable by, or paid over to, such trustee, receiver or other similar Person, the Senior Bonds or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred;

(d)
upon any payment or distribution of assets of the Issuer referred to in this Section 2.9, the holders of Subordinated Bonds shall be entitled to call for and rely upon a certificate, addressed to the Trustee on behalf of the holders of Subordinated Bonds, of the Person making any such payment or distribution, for the purpose of ascertaining the holders of the Senior Debt entitled to participate in such distribution, the amount of the Senior Bonds or the amount payable thereon, and the amount or amounts paid or distributed thereon;

(e)
nothing contained in this Indenture is intended to or shall impair, as between the Issuer and the holders of Subordinated Bonds, the obligation of the Issuer, which is unconditional and absolute, to pay to the holders of Subordinated Bonds the principal of and interest on the Subordinated Bonds as and when the same shall become due and payable in accordance with their terms, subject only to the rights of the holders of Senior Bonds;

(f)
if any payment or distribution to which the holders of Subordinated Bonds would otherwise have been entitled but for the provisions of this Section 2.9 shall have been applied to the payment in full of the Senior Bonds, the holders of Subordinated Bonds shall be entitled to receive from the holders of the Senior Bonds    (unless otherwise required by applicable law) any substantially contemporaneous payments or distributions, or any part thereof, received by or on behalf of the holders of the Senior Bonds in excess of the amounts sufficient to pay in full all of the Senior Bonds;

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(g)	if a Default or Event of Default shall at any time occur or exist, then at all times thereafter until:

(i)	such Default or Event of Default shall have been cured or waived by the requisite vote of the holders of the Senior Bonds; or

(ii)
such Senior Bonds shall have been paid in full in cash or cash equivalents and any agreement or obligation on the part of the holders of such Senior Bonds to make further financial accommodation to the Issuer shall have been terminated; or

(iii)	the benefits of this Section 2.9 shall have been waived in writing by or on behalf of the holders of Senior Bonds by a Special Bondholders' Resolution,

the Issuer shall not, directly or indirectly, make, and, neither the Trustee nor a holder of Subordinated Bonds or any Person on behalf of the Trustee or the holders of Subordinated Bonds shall, except as otherwise set out in Article 10, enforce their rights and remedies following the occurrence of a Default or an Event of Default or accelerate the Subordinated Bonds pursuant to Section 10.2 or sue for, take or receive (or take any action in furtherance of the same) from the Issuer, any payment on account of the Subordinated Bonds;

(h)
the Issuer shall not, directly or indirectly, make and neither the Trustee nor the holders of Subordinated Bonds or any Person on behalf of the Trustee or the holders of Subordinated Bonds shall sue for, take or receive (or take any action in furtherance of the same) from the Issuer any payment on account of the Subordinated Bonds (whether in cash, property, securities or other assets or by way of set-off), if such payment would result in the occurrence of a Default or an Event of Default. For greater certainty, the provisions of this Subsection 2.9(h) shall not affect the obligations of any holder of Subordinated Bonds under this Section 2.9, or the rights of any holder of Senior Bonds to pursue any holder of Subordinated Bonds for any payments received in contravention of this Subsection 2.9(h);

(i)
the fact that any payment which is required to be made pursuant to the Subordinated Bonds is prohibited by this Section 2.9 shall not prevent the failure to make such payment from being a Default or Event of Default with respect to such Subordinated Bonds;

(j)	the Trustee shall give the holders of the Senior Bonds written notice of any Defaults or Events of Default by the Issuer with respect to the Subordinated Bonds of which it has knowledge;

(k)
if any holder of Subordinated Bonds or the Trustee on their behalf shall receive any direct or indirect payment from or distribution of assets of the Issuer on account of the Subordinated Bonds which, under the provisions of this Master Indenture, the holders of Subordinated Bonds are not specifically authorized to receive prior to the payment in full of all Senior Bonds, or which are inconsistent with the postponements or priorities provided in this Section 2.9, then the holders of Subordinated Bonds shall and do hereby declare that they will receive and hold such payment or distribution in trust for the benefit of the

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holders of the Senior Bonds and shall promptly pay the same over to the Trustee on behalf of the holders of such Senior Bonds in precisely the form received to the extent necessary to pay all such amounts in full;

(l)
until the Trustee has knowledge of the occurrence of a Default or Event of Default, or of any circumstance which would make any contemplated application by the Trustee of monies received by it inconsistent with the provisions of this Section 2.9, nothing in this Master Indenture shall prevent the Trustee from applying any moneys received by it pursuant to this Master Indenture to the purposes for which the same were received;

(m)
the subordination and postponement provided for in this Section 2.9 shall remain in full force and effect until the entire amount of all Senior Bonds has been paid, or otherwise defeased in accordance with Article 12, and satisfied in full without regard to, and such subordination and postponement shall not be released, discharged, limited or in any way affected or impaired by:

(i)
any lack of validity or enforceability of or any limitation of liability under the Senior Bonds, this Indenture, or any agreement, document or instrument now or hereafter given in connection with the Senior Bonds (collectively referred to as the "Bond Documents");

(ii)	any irregularity, defect, informality, lack of power or due authorization relating to any Bond Document;

(iii)	any amendment, modification, addition or supplement to any Bond Document;

(iv)	any extension, renewal, indulgence, compromise, or any other action or inaction, relating to any Bond Document;

(v)
any taking or abstention from taking of any Security Interest for, or any Guarantee of, any of the Obligations of any Person arising under any Bond Document whether or not such Security Interest or Guarantee is given in connection with a Bond Document;

(vi)	any release, loss or exchange of any Bond Document or any collateral thereunder (with or without consideration);

(vii)	any default under, or any lack of due execution of, or any failure to perfect, register or file notice of, any Bond Document;

(viii)	any waiver of or consent to a departure from any requirement or condition precedent contained in any Bond Document;

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(ix)	any exercise or non-exercise of any right, remedy, power or privilege in respect of any Bond Document;

(x)
any change in the parties to, or in the interest of any party in, any Bond Document,    including without limitation any change resulting from an assignment of the interest of any Person who is a party under any Bond Document;

(xi)	any method or sequence of application (or subsequent change thereof) at any time or from time to time used by any holder of Senior Bonds to apply any proceeds received from any source to such Bonds;

(xii)	any amalgamation, consolidation or merger of the Issuer or any Partner with or into the Issuer or such Partner;

(xiii)	any manner of dealing by any holder of Senior Bonds with the Issuer or the Trustee or any Partner;

(xiv)	any bankruptcy, insolvency, reorganization, arrangement or similar proceedings involving or affecting the Issuer or any Partner;

(xv)
the time or sequence of (A) the execution or delivery of any documents, (B) the filing or registration of any documents or notice thereof (or the lack of any such filing), (C) any Obligation coming due (whether on maturity by acceleration or otherwise), (D) the incurring of any Obligations or making of any advances, (E) the commencement of any proceedings, (F) the obtaining of any judgment, (G) the taking of possession of any assets, or (H) the realization of any property; or

(xvi)
any other circumstances of any nature whatsoever which might otherwise constitute a legal or equitable discharge of or defence against the Obligations of the Issuer hereunder (except payment or satisfaction in full of the Obligations of the Issuer under the Bond Documents), in each case whether or not the Issuer, the Trustee, any holder of Senior Bonds or any Partners shall have notice or knowledge of any of the foregoing and whether or not any party hereto or any holder of Senior Bonds shall have consented thereto without all of the Bondholders hereto having consented thereto;

(n)	with respect to the subordination contemplated by this Section 2.9, by acceptance of Subordinated Bonds, each of the holders of Subordinated Bonds as such, absolutely and unconditionally waives:

(i)	all notices which may be required by statute, rule of law or otherwise to preserve any rights of any holder of Senior Bonds; and

(ii)
any right to require the exercise by any holder of Senior Bonds of any right, remedy, power or privilege in connection with any Bond Document (including without limitation any right to require any holder of Senior Bonds to take or exhaust any recourse against the Issuer or any other Person under the Bond Documents);

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(o)
the subordination provided for in this Section 2.9 shall be continuing and shall continue irrespective of any one or more demands which may be made hereunder by any holder of Senior Bonds, and irrespective of any statute of limitations otherwise applicable. If at any time a payment on account of the Senior Bonds is rescinded or avoided upon the insolvency, bankruptcy or reorganization of the Issuer or any Partner or for whatever reason, the subordination provided for in this Section 2.9 shall be continuing or be reinstated, as applicable (irrespective of any statute of limitations otherwise applicable), and shall cover and include each such rescinded or avoided payment, all as though such payment had not been made;

(p)
each holder of Subordinated Bonds authorizes and directs the Trustee on its behalf to take such action, execute and deliver such acknowledgements of the provisions of this Section 2.9 and other documents and give such further assurances as may be necessary or appropriate to effect the subordination provided for in this Section 2.9 and appoints the Trustee its attorney-in-fact for any and all such purposes. This grant of such authority contained in this Paragraph (p) is coupled with an interest, is irrevocable and will survive the bankruptcy of such holder;

(q)
holders of Subordinated Bonds shall be entitled to attend the meetings of holders of Subordinated Bonds as a Series, or of any Class of Subordinated Bonds and shall be entitled to vote at any such meeting in accordance with the provisions of Section 9.7. Holders of Subordinated Bonds shall be entitled to attend any meeting of the Bondholders of all Series of Bonds but shall not be entitled to vote thereat unless, and only to the extent that, there is a vote of Bondholders of Subordinated Bonds as a Series held at such meeting;

(r)	holders of Subordinated Bonds shall have no right to instruct the Trustee to waive any Event of Default pursuant to Section 10.3 or to exercise any remedies pursuant to Section 10.5;

(s)
holders of Subordinated Bonds shall have no right to institute or commence any proceedings for the appointment of a receiver or receiver and manager or trustee for the Issuer or for any part of the property of the Issuer or any other proceeding relating to the Issuer under any bankruptcy, insolvency, reorganization, arrangement or readjustment of debt law or statute of any jurisdiction, whether now or hereafter in effect; and

(t)
no holder of Subordinated Bonds will take any steps whatsoever whereby the priority or rights of holders of any Senior Bonds hereunder may be defeated or impaired and no holder of Subordinated Bonds shall assert any right or claim, whether in law or equity, which might impair the validity and effectiveness of the priority of the Senior Bonds in accordance with the terms hereof or the other Bond Documents.

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ARTICLE 3
GENERAL TERMS AND PROVISIONS OF BONDS

3.1    Bonds Generally

Subject to the provisions of Section 3.3, each Bond shall be entitled "AltaLink Investments, L.P. Capital Markets Platform Bond" or such other title as may be specified for such Series designation and, if applicable, shall bear such additional letter or number Class of a Series designation as shall be provided for in the Supplemental Indenture authorizing the Series of such Bonds and, if applicable, Class of a Series of Bonds. Bonds of any one Series shall be substantially identical except as to denominations and as may otherwise be provided in the Supplemental Indenture authorizing such Bonds. Each coupon Bond shall be dated as of the date specified in, or determined in accordance with, the Supplemental Indenture authorizing such Bond and shall bear interest from its date, payable in the case of instalments due at or prior to maturity in accordance with, and upon surrender of, the appurtenant interest coupons as they severally become due. Each fully registered Bond shall be dated as of the Payment Date to which interest has been paid in full next preceding the date of authentication and delivery thereof by the Trustee, except that:

(a)
if such date of authentication and delivery shall be prior to the first Payment Date, such Bond shall be dated as of the date of the Bonds, if any, issued with coupons, as specified in the Supplemental Indenture authorizing such fully registered Bond, or, if no coupon Bonds are authorized in such Supplemental Indenture, then as of the date specified in such Supplemental Indenture; or

(b)	if such date of authentication and delivery shall be a Payment Date to which interest has been paid in full, such Bond shall be dated as of such Payment Date.

Each fully registered Bond shall bear interest from its date. Interest payable on any Bonds in respect of any period that commenced on a date that is not the day immediately following a Payment Date for such Bonds or ends on a date that is not a Payment Date for such Bonds shall be calculated on the basis of the number of days elapsed in such period for which interest is payable. Interest upon the principal of each Bond shall cease to accrue from the maturity date of such Bond unless payment of such principal shall be improperly withheld or refused upon due presentment and surrender of such Bond at the appropriate place on or after such maturity date. Subject to the provisions of the Supplemental Indenture authorizing a Series of Bonds and, if applicable, Classes of a Series of Bonds, interest shall be payable on all amounts of principal and interest which are not paid when due or the payment of which has not been provided for when due, at the same rate of interest as is payable prior to such failure on the Outstanding principal amount of such Series and, if applicable, Classes of a Series of Bonds.

3.2    Payment Dates

Principal and interest, if any, on any Series shall become due on the dates specified for the payment thereof in the Supplemental Indenture authorizing such Series.

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3.3 Legends

The Bonds of each Series may contain or have endorsed thereon such provisions, specifications and descriptive words not inconsistent with the provisions of this Master Indenture as may be necessary or desirable to comply with the rules of any securities exchange or regulatory authority, or otherwise, as may be determined by the Issuer prior to the authentication and delivery thereof.

3.4 Form of Legend for Global Bonds

Unless otherwise specified in the Supplemental Indenture authorizing a Series and, if applicable, Classes of a Series, every Global Bond of such Series and, if applicable, Classes of a Series, authenticated and delivered by the Trustee shall bear a legend in substantially the following form:

THIS BOND IS A GLOBAL BOND WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS BOND MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A BOND REGISTERED, AND NO TRANSFER OF THIS BOND IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

3.5    Place and Medium of Payment

Principal and interest with respect to any Series shall be payable in the currency specified in the Supplemental Indenture authorizing such Series. Subject to the provisions of the Supplemental Indenture authorizing such Series, the principal of any Bond of a Series shall be payable at the principal office of the Trustee if the Trustee acts as a Paying Agent for such Series or, at the option of the holder, at the principal office of any other Paying Agent upon presentation and surrender of such Bond. Subject to the provisions of the Supplemental Indenture authorizing such Series, interest on coupon Bonds shall be payable at the principal office of the Trustee if the Trustee acts as a Paying Agent for such Series or, at the option of the holder, at the principal office of any other Paying Agent, in either such case, upon presentation and surrender of the coupons representing such interest. As the interest on fully registered Bonds becomes due (except in the case of payment of interest at maturity or on redemption which shall be paid on presentation and surrender of such Bonds for payment and except as hereinafter in this Section provided) the Issuer shall, at least (5) five days prior to each Payment Date, forward, or cause to be forwarded by prepaid ordinary mail, to the holder for the time being, or, in the case of joint holders, to whichever of such joint holders is named first in the appropriate register maintained by the Issuer for such purpose, at his or her address appearing in such register a cheque drawn on the Issuer's bankers for such interest (less any tax required by law to be deducted), payable to the order of such holder or holders and negotiable at par at each of the places at which interest upon such Bonds is payable. The forwarding of such cheque shall satisfy and discharge the liability for the interest upon such Bonds to the extent of the sums represented thereby (plus the amount of any tax deducted as aforesaid) unless such cheque is not paid on presentation. In the event of the non-receipt of such cheque by such registered holder or the loss or destruction thereof, the Issuer, upon being furnished with reasonable evidence of such non-receipt,

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loss or destruction and indemnity in amount and form reasonably satisfactory to it, shall issue or cause to be issued to such holder a replacement cheque for the amount of such cheque. The Issuer, in lieu of forwarding or causing to be forwarded any such cheque in payment of interest, may pay interest to or to the order of such holder at any place at which interest on such Bonds is payable and shall provide a certified copy of, or relevant extract from, any such agreement to the Trustee, and may make all such payments by pre-authorized transfer payments or other form of electronic payment acceptable to the Trustee and the holder of the Bond.

3.6    Forms and Denominations

The Bonds of each Series may be issued in the form of coupon Bonds which are not registered as to principal, coupon Bonds which are registered as to principal only, fully registered Bonds, a Global Bond or in such other form as may from time to time be customary, in each case as specified in the Supplemental Indenture authorizing such Series. Coupon Bonds not registered as to principal shall be payable to bearer with a single coupon attached for each instalment of interest thereon, but shall be registrable as to principal in the manner provided in Section 3.7. The definitive Bonds of each Series shall be in substantially the form set forth in the Supplemental Indenture authorizing such Series. The Bonds of each Series may be issued in such denomination or denominations as may be specified in the Supplemental Indenture authorizing such Series. In the absence of any provisions in such Supplemental Indenture specifying the denomination or denominations of such Series, the Bonds of such Series shall be in the denomination of Five Hundred Thousand Dollars ($500,000.00) each or, if there are fully registered Bonds of such Series, in denominations of One Thousand Dollars ($1,000.00) or any integral multiple thereof.

3.7    Interchangeability of Bonds

(a)
Subject to the provisions of any Supplemental Indenture authorizing a Series of Bonds, coupon Bonds of such Series may, at the option of the holder thereof, upon reasonable notice and surrender thereof, together with all unmatured coupons, at the office of the Trustee in the City of Calgary, Alberta, and upon payment by such holder of any charges which the Issuer or the Trustee may make as provided in Section 3.9, be exchanged for an equal aggregate principal amount of fully registered Bonds of the same Series, maturity and interest rate in any authorized denomination or denominations or, if such coupon Bonds are not registered as to principal, be exchanged for an equal aggregate principal amount of coupon Bonds registered as to principal of the same Series, maturity and interest rate with appropriate coupons attached.

(b)
Subject to the provisions hereof and the Supplemental Indenture authorizing a Series, fully registered Bonds of such Series, at the option of the registered holder thereof upon reasonable notice and surrender thereof at the principal office of the Trustee with a written instrument of transfer satisfactory to the Trustee, duly executed by such registered holder or his or her duly authorized attorney, and upon payment by such registered holder of any charges which the Issuer or the Trustee may make as provided in Section 3.9, may be exchanged for an equal aggregate principal amount of fully registered Bonds of the same Series, maturity and interest rate, in any other authorized denomination or denominations.

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(c)
The Issuer shall execute and the Trustee shall authenticate and deliver all Bonds necessary to carry out the exchanges contemplated in this Section. Subject to Section 3.9, all Bonds surrendered for exchange shall be cancelled by the Trustee.

(d)
When coupon Bonds are issued in exchange for fully registered Bonds upon which interest is in default, as shown by the records of the Trustee, such Bonds shall have attached thereto all coupons maturing after the date to which interest has been paid in full, as shown by the records of the Trustee, and in case any interest due and payable shall have been paid in part, appropriate notation shall be made on the coupons to evidence such fact.

3.8    Negotiability,Transfer and Registry

(a)
All coupons and all coupon Bonds, other than coupon Bonds registered as to principal, shall be negotiable instruments payable to bearer and title thereto shall pass by delivery. The holder of any coupon Bond, other than a coupon Bond registered as to principal, shall be entitled to all of the principal evidenced by such coupon Bond, and the holder of any coupon shall be entitled to all of the interest evidenced by such coupon, in each case, free from all equities or rights of set-off or counterclaim between the Issuer and the original or any intermediate holder thereof, save in respect of equities of which the Issuer is required to take notice by statute or by order of a court of competent jurisdiction, and all Persons may act accordingly and the receipt by any such holder for any such principal or interest, as the case may be, shall be a good discharge to the Issuer and the Trustee for the same and neither the Issuer nor the Trustee shall be bound to inquire into the title of any such holder.

(b)	Notwithstanding any other provision of this Indenture, Pledged Bonds shall not be negotiable instruments.

(c)
The Issuer shall cause to be kept by and at the office of the Trustee in the City of Calgary, Alberta or at such other place or places (if any) as the Issuer may designate with the approval of the Trustee, by the Trustee or such other registrar as the Issuer may appoint or at such other place or places (if any) as may be specified in any Supplemental Indenture, registers (the registers maintained for such purposes in such office and at such other place or places being herein sometimes collectively referred to as the "register") in which, subject to such reasonable regulations as the Issuer or the Trustee or such other registrar may prescribe, shall be entered the names and addresses of the holders of fully registered Bonds and coupon Bonds registered as to principal only and particulars of the Bonds held by them. The Trustee is hereby appointed registrar for the purpose of registering registered Bonds and transfers thereof as herein provided.

(d)
No transfer of a fully registered Bond or a coupon Bond registered as to principal shall be valid unless made on one of the registers therefor by the registered holder thereof or his or her executors, administrators or other legal representatives or by his or her attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee or other registrar, upon surrender of such Bond together with a written instrument of transfer satisfactory to the Trustee or other registrar and duly executed by such registered

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holder or such legal representatives or such duly authorized attorney and upon compliance with such reasonable requirements as the Trustee or other registrar may prescribe and upon payment by (or on behalf of) such registered holder of any charges which the Issuer or the Trustee may impose as provided in Section 3.9. Upon the surrender for registration of transfer of any such registered Bond, the Issuer shall execute and the Trustee shall authenticate and deliver, at the option of the transferee and subject to the provisions of the Supplemental Indenture authorizing such Bonds a new fully registered Bond, registered in the name of the transferee, of the same aggregate principal amount, Series, maturity and interest rate as the surrendered Bond, or coupon Bonds registered as to principal in the name of the transferee, of the same aggregate principal amount, Series, maturity and interest rate as the surrendered Bond, with appropriate coupons attached. Subject to Subsection 3.8(b), after the appropriate form of transfer is lodged with the Trustee or other registrar and upon compliance with all other conditions in that regard required by this Master Indenture, any applicable Supplemental Indenture or by law, the transferee of a registered Bond shall be entitled to be entered on the register as the holder of such Bond free from all equities or rights of set-off or counterclaim between the Issuer and his or her transferor or any previous holder of such Bond, save in respect of equities of which the Issuer is required to take notice by statute or by order of a court of competent jurisdiction, and all Persons may act accordingly.

(e)
The Issuer and any Fiscal Agent may deem and treat the Person in whose name any coupon Bond registered as to principal is registered as the absolute owner thereof, whether such Bond shall be overdue or not, for all purposes, except for the purpose of receiving payment of coupons and neither the Issuer nor any Fiscal Agent shall be affected by any notice to the contrary. Payment of, or on account of, the principal or redemption price, if any, of any coupon Bond registered as to principal shall be made only to, or upon the order of the registered holder thereof. All such payments shall be valid and effective to satisfy and discharge the liability upon such Bond in respect of such principal or redemption price to the extent of the sum or sums so paid, and thereafter no further payment shall be required with respect thereto. The Issuer and any Fiscal Agent may deem and treat the bearer of any coupon as the absolute owner thereof, whether such coupon shall be overdue or not, for the purpose of receiving payment thereof and for all other purposes whatsoever, and neither the Issuer nor any Fiscal Agent shall be affected by any notice to the contrary. The Issuer and any Fiscal Agent may deem and treat the bearer of any coupon Bond not registered as to principal as the absolute owner thereof, whether such Bond shall be overdue or not, for the purpose of receiving payment of, or on account of, the principal or redemption price, if any, of such Bond and for all other purposes, except for the purpose of receiving payment of coupons, and neither the Issuer nor any Fiscal Agent shall be affected by any notice to the contrary. The Issuer and each Fiscal Agent may deem and treat the Person in whose name any fully registered Bond is registered as the absolute owner thereof, whether such Bond shall be overdue or not, for all other purposes, and neither the Issuer nor any Fiscal Agent shall be affected by any notice to the contrary. Payment of, or on account of, the principal or redemption price, if any, of any fully registered Bond, or the interest on such Bond, shall be made only to, or upon the order of, the registered holder thereof. All

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such payments shall be valid and effective to satisfy and discharge the liability upon such Bond in respect of such principal, redemption price or interest to the extent of the sum or sums so paid.

(f)	The following provisions apply to Global Bonds:

(i)
each Global Bond authenticated under any Supplemental Indenture shall be registered in the name of the Depositary designated for such Global Bond or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Bond shall constitute a single Bond for all purposes of this Indenture. None of the Issuer, the Trustee or any other Paying Agent shall have any responsibility or liability for any aspects of the records relating to or payments made by any Depositary on account of the beneficial interests in any Global Bond. Except as provided in this Subsection 3.8(f), owners of beneficial interests in any Global Bond shall not be entitled to have Bonds registered in their names, shall not receive or be entitled to receive Bonds in definitive form and shall not be considered owners or holders thereof under this Indenture. Nothing in this Master Indenture or in any Supplemental Indenture shall prevent the owners of beneficial interests in Global Bonds from voting such Bonds using duly executed proxies;

(ii)
notwithstanding any other provision in this Indenture, no Global Bond may be exchanged in whole or in part for Bonds registered, and no transfer of a Global Bond in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Bond or a nominee thereof unless:

(A)	such Depositary has notified the Issuer that it is unwilling or unable to continue as Depositary for such Global Bond; or

(B)	such Depositary has ceased to be a clearing agency (registered, if required, under the securities legislation governing such Global Bond) or otherwise ceased to be eligible to be a depositary; or

(C)	such Depositary has been notified by the Issuer, at the Issuer's option, that the Issuer elects or is required by law to terminate the book entry only system through such Depositary;

(D)	there shall have occurred and be continuing an Event of Default; or

(E)	there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose in the Supplemental Indenture authorizing such Global Bond;

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(iii)
subject to Paragraph 3.8(f)(ii), any exchange of a Global Bond for Bonds which are not Global Bonds may be made in whole or in part in accordance with the provisions of Subsection 3.ll(b), mutatis mutandis. All such Bonds issued in exchange for a Global Bond or any portion thereof shall be registered in such names as the Depositary for such Global Bond shall direct and shall be entitled to the same benefits and subject to the same terms and conditions (except insofar as they relate specifically to Global Bonds) as the Global Bond or portion thereof surrendered upon such exchange; and

(iv)
every Bond authenticated and delivered upon registration of transfer of a Global Bond, or in exchange for or in lieu of a Global Bond or any portion thereof, whether pursuant to this Subsection 3.8(f) or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Bond, unless such Bond is registered in the name of a Person other than the Depositary for such Global Bond or a nominee thereof.

3.9    Regulations with Respect to Exchanges and Transfers

In all cases in which the privilege of exchanging Bonds or registering the transfer of Bonds is exercised, the Issuer shall execute and the Trustee shall authenticate and deliver Bonds in accordance with the provisions of this Indenture. Subject to Subsection 3.ll(b), all registered Bonds surrendered for exchange or registration of transfer shall forthwith be cancelled by the Trustee. All coupon Bonds not registered as to principal and the coupons appertaining thereto which are surrendered for exchange may be retained, when directed in writing by the Issuer, in the possession of the Trustee for the purpose of reissuance upon a subsequent exchange, and the Trustee, prior to reissuance of any such coupon Bonds, shall detach therefrom and cancel all matured coupons. For every exchange or registration of transfer of Bonds, whether temporary or definitive, the Issuer and/or the Trustee, as a condition precedent to the privilege of making such exchange or registration of transfer, may impose a charge sufficient to reimburse it for any tax or other governmental charge required to be paid with respect to such exchange or registration of transfer. No charge shall be made to the holder in connection with such exchange or registration of transfer to pay the cost of preparing each new Bond issued upon such exchange or registration of transfer. Any such charge shall be borne by the Issuer. Neither the Issuer nor the Trustee shall be required to exchange or register the transfer of Bonds of any Series for a period of fifteen (15) days next preceding a Payment Date for the Bonds of such Series or, in the case of any proposed redemption of Bonds of any Series, for a period of fifteen (15) days next preceding any selection of Bonds of such Series to be redeemed or thereafter until the first publication or mailing of any notice of redemption.

3.10 Bonds Mutilated, Defaced, Destroyed, Stolen or Lost

In case any Bond or coupon shall become mutilated or defaced, or be destroyed, stolen or lost, the Issuer shall, subject to applicable law, execute, and thereupon the Trustee, at its principal office, shall authenticate and deliver a new Bond (with appropriate coupons attached in the case of a coupon Bond to which coupons were attached at the time such Bond was mutilated, defaced, destroyed, stolen or lost) or a new coupon of like date and tenor as the Bond or coupon, as the case may be, so mutilated, defaced, destroyed, stolen or lost, in exchange and substitution for such mutilated or defaced Bond or coupon upon surrender and

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cancellation thereof, or in lieu of and substitution for such destroyed, stolen or lost Bond or coupon, upon filing with the Trustee evidence satisfactory to the Issuer and the Trustee in their discretion that such Bond or coupon has been destroyed, stolen or lost and proof of ownership thereof, and upon furnishing the Issuer and the Trustee with an indemnity in amount and form satisfactory to them in their discretion and complying with such other reasonable terms and conditions as the Issuer and the Trustee may prescribe and paying such reasonable charges and expenses as the Issuer and Trustee may incur in connection therewith. All mutilated or defaced Bonds and coupons surrendered to the Trustee pursuant to this Section shall be cancelled by it. Any new Bond or coupons authenticated and delivered pursuant to this Section in substitution for a Bond or coupons mutilated or defaced or alleged to be destroyed, stolen or lost shall constitute original additional contractual obligations on the part of the Issuer, whether or not the Bond or coupons so alleged to be destroyed, stolen or lost constitute contractual obligations at any time enforceable by anyone. Any new Bond or coupon authenticated and delivered pursuant to this Section shall be entitled to all the benefits of this Indenture equally and rateably in accordance with the terms of this Indenture with any and all other equal ranking Series of Bonds and coupons.

3.11    Preparation of Definitive Bonds and Temporary Bonds

(a)
Unless otherwise provided in any Supplemental Indenture authorizing any Series of Bonds, definitive Bonds (other than Pledged Bonds and Global Bonds) of such Series shall be typewritten. Pending the preparation and delivery to the Trustee of definitive Bonds of any Series, the Issuer may execute in lieu thereof (in the same manner as is provided in Section 3.13 but subject to the provisions, conditions and limitations set forth in this Section) and, upon the Written Request of the Issuer, the Trustee shall authenticate and deliver one or more temporary Bonds which are printed, typewritten or otherwise produced, in such form and in any authorized denomination substantially of the tenor of the definitive Bonds in lieu of which such temporary Bonds are issued and with such appropriate omissions, insertions, substitutions and other variations as the Trustee or any Authorized Officers executing such temporary Bonds may approve, such approval to be conclusively evidenced by the execution thereof by the Issuer (in the manner provided in Section 3.13) and the authentication and delivery thereof by the Trustee. Any such temporary Bonds shall entitle the holders thereof to definitive Bonds in any authorized denomination when the same are prepared and ready for delivery. The aggregate principal amount of temporary Bonds of any Series authenticated and delivered by the Trustee shall not exceed the aggregate principal amount of Bonds of such Series authorized by the Supplemental Indenture authorizing such Series.

(b)
Within a reasonable time after the issuance of any temporary Bonds, the Issuer shall cause to be prepared the appropriate definitive Bonds for delivery to the holders of such temporary Bonds. After the preparation of definitive Bonds of a Series, the temporary Bond or Bonds of such Series shall be exchangeable for definitive Bonds of such Series upon surrender of such temporary Bond or Bonds at the principal office of the Trustee or at the principal office of any other Paying Agent, without charge to the holder thereof. Upon surrender of any such temporary Bond, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange for all or any part of such temporary Bond, one or more definitive Bonds of the same Series, of any authorized denomination and of like

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tenor and for an aggregate principal amount equal to the aggregate principal amount of the temporary Bond or part thereof that is being exchanged for such definitive Bond or Bonds and if, part only of such temporary Bond is being exchanged for such definitive Bond or Bonds, together with such temporary Bond with the reduction of the principal amount thereof endorsed thereon or on a schedule annexed thereto by the Trustee or such Paying Agent or together with a new temporary Bond or Bonds, executed by the Issuer and authenticated and delivered by the Trustee, of the same Series, of any authorized denomination and of like tenor and for an aggregate principal amount equal to the remaining principal amount of the surrendered temporary Bond or Bonds. Upon the exchange of the entire principal amount of a temporary Bond for definitive Bonds or for definitive Bonds together with new temporary Bonds, the temporary Bond so exchanged shall be cancelled by the Trustee. Until exchanged for definitive Bonds, the temporary Bond or Bonds of any Series shall in all respects be entitled to the same benefits under this Indenture as definitive Bonds of such Series.

3.12    Cancellation and Destruction of Bonds or Coupons

All Bonds paid or redeemed, either at or before maturity, together with all unmatured coupons, if any, appertaining thereto, shall be delivered to the Trustee when such payment or redemption is made, and such Bonds and coupons, together with all Bonds purchased by the Issuer, shall thereupon be cancelled. No Bonds shall be authenticated in lieu of or in exchange for any Bonds cancelled as provided in this Section except as expressly permitted under this Indenture. All coupons shall be promptly cancelled upon their payment and delivered to the Trustee.

3.13    Authentication

(a)
The Bonds of any Series shall bear thereon a certificate of authentication, substantially in the form set forth in the Supplemental Indenture authorizing such Series, executed manually by the Trustee. No Bond and no coupon appertaining thereto shall be issued or, if issued, shall be obligatory or entitle the holder to any right or benefit under this Indenture or shall be valid or obligatory for any purpose until such certificate of authentication shall have been duly executed by the Trustee. Such certificate of the Trustee upon the Bonds or any Series executed by or on behalf of the Issuer shall be conclusive evidence as against the Issuer that the Bonds so authenticated have been duly executed, authenticated and delivered under this Master Indenture and the Supplemental Indenture authorizing such Series and is a valid and binding obligation of the Issuer and that the holder thereof is entitled to the benefits of this Indenture.

(b)
The certificate of the Trustee on Bonds shall not be construed as a representation or warranty by the Trustee as to the validity of this Indenture or of the Bonds (except the due certification thereof and any other warranties implied by law) or as to the performance by the Issuer of its obligations under this Indenture and the Trustee shall in no respect be liable or answerable for the use made of the Bonds or any of them or of the proceeds thereof.

(c)	Except as otherwise provided herein, the Trustee, before authenticating and delivering any coupon Bonds, shall cut off, cancel and destroy all matured

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coupons attached thereto, except matured coupons for which payment in full has not been made or provided.

3.14    Registers Open for Inspection

The registers mentioned in Section 3.8 shall at all reasonable times be open for inspection by the Issuer, the Trustee or any Bondholder (including, without limitation, any Person who has a beneficial interest in a Pledged Bond or Global Bond and who provides a sworn affidavit confirming such beneficial ownership). Every registrar (including the Trustee) shall from time to time when requested to do so in writing by the Issuer or by the Trustee furnish the Issuer or the Trustee with a list of the names and addresses of holders of Bonds entered on the register kept by such registrar and showing the principal amount and serial numbers of the Bonds held by each such holder. Every registrar (including the Trustee) shall, from time to time when requested in writing by a Bondholder (including, without limitation, any Person who has a beneficial interest in a Pledged Bond or Global Bond and who provides a sworn affidavit confirming such beneficial ownership), at the expense of the Bondholder, furnish the Bondholder with a list of the names and addresses of holders of Bonds or any Series thereof entered on the register kept by such registrar and showing the principal amount and serial numbers of the Bonds held by such holders. Notice of such request shall be provided by the registrar (including the Trustee) to the Issuer.

3.15    Right to Redeem

Bonds of a Series may be subject to redemption prior to maturity at such times, to the extent and in the manner provided herein and in any Supplemental Indenture authorizing the issuance thereof. Bonds of any Series which are redeemable before their maturity shall be redeemable in accordance with their terms and in accordance with Sections 3.16 to 3.22.

3.16    Election to Redeem

The right of the Issuer to elect to redeem any Bonds of any Series shall be set forth in the terms of the Bonds of such Series established in accordance with the Supplemental Indenture authorizing such Series. In the case of any redemption of Bonds (a) prior to the expiration of any applicable restriction on such redemption provided in the terms of such Bonds or elsewhere in this Master Indenture or in the applicable Supplemental Indenture; or (b) pursuant to an election of the Issuer that is subject to a condition specified in the terms of such Bonds, the Issuer shall furnish the Trustee with an Officer's Certificate evidencing compliance with such restriction or condition.

3.17    Bonds to Be Redeemed

(a)
Unless otherwise specified in a Supplemental Indenture, if less than all the Bonds of any Series are to be redeemed, the Bonds of the Series to be redeemed shall be redeemed on a pro rata basis in accordance with the principal amount of the Outstanding Bonds of such Series held by a Bondholder.

(b)	For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Bonds shall relate, in the case of any Bonds redeemed or to

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be redeemed, only in part, to the portion of the principal amount of such Bonds which has been or is to be redeemed.

3.18    Notice of Redemption

(a)
Unless otherwise specified in a Supplemental Indenture, notice of redemption shall be given by or on behalf of the Issuer in the manner provided in Section 7.2 to the holders of Bonds of any particular Series to be redeemed not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date. All notices of redemption shall state:

(i)	the Redemption Date;

(ii)	the Redemption Price, including the premium, if any;

(iii)
subject to Section 3 .17, if less than all the Outstanding Bonds of that Series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Bonds to be redeemed;

(iv)	that on the Redemption Date, the Redemption Price will become due and payable upon each such Bond to be redeemed;

(v)	the place or places where such Bonds being redeemed are to be surrendered for payment of the Redemption Price; and

(vi)	that interest shall cease to accrue on the portion of the Bonds to be redeemed as of the Redemption Date.

(b)	For the purpose of this Section, if the Bonds of a Series are issued in book entry only form, notice to the Depositary shall constitute notice to the holders of the Bonds.

3.19    Deposit of Redemption Price

(a)
Except for Global Bonds, the Issuer will, on or before 9:30 a.m. (Calgary time) on any Redemption Date, deposit with the Trustee an amount in immediately available funds sufficient to pay the Redemption Price of, and accrued interest on, all the Bonds which are to be redeemed on that date.

(b)
For Global Bonds, the Issuer will, on or before 9:30 a.m. (Calgary time) on any Redemption Date, pay the Redemption Price to the Depositary in accordance with the book entry only system of the Depositary and provide written notice to the Trustee that such payment has been made.

3.20    Bonds Payable on Redemption Date

Notice of redemption having been given as aforesaid, the Bonds so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price, and from and after such date, unless the Issuer shall default in the payment of the Redemption Price, such Bonds shall cease to bear interest

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and shall be void. Upon surrender of any such Bond for redemption in accordance with said notice, such Bond shall be paid by the Trustee on behalf of the Issuer at the Redemption Price; provided, however, that, unless otherwise specified, instalments of interest on Bonds whose stated maturity is on or prior to the Redemption Date shall be payable according to their terms and the provisions of Section 3.5.

3.21    Bonds Redeemed in Part

Any Bond (including a Global Bond) which is to be redeemed only in part shall be surrendered at the principal office of the Trustee or any other Paying Agent with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the holder thereof or its attorney duly authorized in writing and the Issuer shall execute and the Trustee shall certify and deliver to the holder of such Bond without service charge a new Bond or Bonds of the same Series (including a Global Bond, as applicable), of any authorized denomination or denominations as requested by such holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Bond so surrendered.

3.22    Mandatory Sinking Fund Redemption

Bonds of a Series may be subject to a mandatory sinking fund redemption and shall be redeemed at such times to the extent and in the manner provided in the Supplemental Indenture authorizing the issuance of such Series and providing for the establishment of a Sinking Fund for such
( purposes.

3.23    Purchase for Cancellation

The Issuer may, at any time when no Default or Event of Default has occurred and is continuing, purchase all or any of the Bonds in the market, which shall include purchase from or through an Investment Dealer or a firm holding membership on a recognized stock exchange, or by tender or by private contract, provided that the price at which any Bond may be purchased by private contract shall not exceed the principal amount thereof together with accrued and unpaid interest thereon and costs of purchase. All Bonds so purchased shall forthwith be delivered to the Trustee and shall be cancelled by it and, subject to the following paragraph of this Section 3.23, no Bonds shall be issued in substitution therefor.

If, upon an invitation for tenders, more Bonds are tendered at the same lowest price than the Issuer is prepared to accept, the Bonds to be purchased by the Issuer shall be selected by the Trustee, in such manner, which may include selection by lot, selection on a pro rata basis, random selection by computer or any other method, as the Trustee considers appropriate, from the Bonds tendered by each tendering Bondholder who tendered at such lowest price. For this purpose the Trustee may make, and from time to time amend, regulations with respect to the manner in which Bonds may be so selected, and regulations so made shall be valid and binding upon all Bondholders, notwithstanding the fact that, as a result thereof, one or more of such Bonds become subject to purchase in part only. The holder of a Bond of which a part only is purchased, upon surrender of such Bond for payment, shall be entitled to receive, without expense to such holder, one or more new Bonds for the unpurchased part so surrendered, and the Trustees shall certify and deliver such new Bond or Bonds upon receipt of the Bond so surrendered.

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ARTICLE 4
DISBURSEMENTS OF NET REVENUES
AND ESTABLISHMENT OF ACCOUNTS

4.1    Disbursements of Net Revenues

Subject to Sections 2.9 and 10.13, the Issuer shall disburse and apply all Net Revenues in the following order of priority:

(a)
first, to pay all principal, interest, fees and other amounts due on the Obligation Bonds    and the Indebtedness secured by Pledged Bonds, other than the Subordinated Bonds, as required under this Indenture and by the terms of such Indebtedness;

(b)	second, to make any required deposits to the Funds in the following order of priority:

(i)	to each Sinking Fund, if any; and

(ii)	to any other Fund created from time to time;

(c)	third, to establish any reserve Fund the Issuer may deem to be prudent or necessary to fund any foreseeable future obligations of the Issuer;

(d)
fourth, to pay all principal, interest, fees and other amounts due on the Subordinated Bonds and any other Indebtedness of the Issuer, as required, as the case may be, under this Indenture and by the terms of such Indebtedness; and

(e)	fifth, provided:

(i)	no Default or Event of Default has occurred and is continuing and will not occur after giving effect to the proposed payment; and

(ii)	all of the Funds are fully funded, if required, to make a Permitted Payment.

4.2    Establishment of and Disbursements from Sinking Funds

(a)
The Issuer shall, to the extent required by a Supplemental Indenture, establish one or more segregated and separate Accounts at a single branch of a bank in Alberta in the name and control of the Trustee, in trust each designated as a "Series Sinking Fund" with respect to any Series of Senior Bonds to be governed by the terms of this Master Indenture and the applicable Supplemental Indenture(s) providing for such Series Sinking Funds or designated as the "General Sinking Fund" for the benefit of all Senior Bonds then outstanding to be governed by the terms of this Master Indenture and the applicable Supplemental lndenture(s) providing for such General Sinking Fund (collectively, the "Sinking Funds"). Funds shall be transferred from Net Revenues into each Sinking Fund from time to time as required pursuant to Paragraph 4.1 (b )(i), or the applicable Supplemental Indenture(s) providing for such Sinking Fund.

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(b)
Any monies held in the Sinking Funds shall be held by the Trustee in cash or invested in Permitted Investments as directed by an Authorized Officer in writing to the Trustee from time to time in accordance with Section 4.4.

(c)
Assets in any Series Sinking Fund shall be applied by the Trustee exclusively for the payment of principal amounts due on the applicable Series of Senior Bonds for which the Series Sinking Fund was established or for purchase for cancellation of the applicable Series of Senior Bonds for which the Series Sinking Fund was established, in each case, in accordance with the terms of the Supplemental Indenture authorizing the issuance of the applicable Series of Senior Bonds.

(d)
Assets in the General Sinking Fund established pursuant to a Supplemental Indenture shall be applied by the Trustee exclusively for the payment on a pro rata basis (based on the principal amounts then outstanding on the Senior Bonds) of the principal amounts due on all Senior Bonds outstanding from time to time.

4.3    Administration of Accounts, Funds and Reserve Funds

Unless this Master Indenture or any Supplemental Indenture requires that a Fund or Account be segregated or held in a separate bank account, such Funds and Accounts are only required to be recorded separately in the books and records of the Issuer, the Trustee or any other Person. All money and Permitted Investments held by the Issuer, the Trustee, any Fiscal Agent or any other Person which is required to be segregated under this Master Indenture or any Supplemental Indenture in any Fund or Account shall be accounted for and held separate and apart from all other money and securities of the Issuer, the Trustee, any Fiscal Agent or any other Person, as the case may be. All money, Permitted Investments and undrawn availability under a Credit Facility shall be applied, used and withdrawn solely for the purposes authorized in this Master Indenture and any Supplemental Indenture and, until so applied, used and withdrawn, shall be held by the Issuer, the Trustee, any Fiscal Agent or any other Person, as the case may be, for such purposes and subject to the terms of this Master Indenture and any Supplemental Indenture.

4.4    General Regulations as to Permitted Investments

(a)
All money held in any Sinking Fund shall be held by the Trustee in cash or invested in Permitted Investments at the direction of an Authorized Officer of the Issuer. All money held in any other Fund or Account established pursuant to this Master Indenture or pursuant to any Supplemental Indenture shall be held in cash or invested in Permitted Investments, or be satisfied otherwise as provided in this Master Indenture or in any such Supplemental Indenture, in all cases at the direction of an Authorized Officer of the Issuer. Any written direction by the Issuer to the Trustee as to the investment of funds forming part of any Fund or Account held by the Trustee shall be in writing and shall be provided to the Trustee no later than 9:00 a.m. (Calgary time) on the day on which the investment is to be made. Any such direction received by the Trustee after 9:00 a.m. (Calgary time) shall be deemed to have been given prior to 9:00 a.m. (Calgary time) on the next Business Day. Nothing herein shall prevent the Issuer from making investments in cash or Permitted Investments

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in a Fund or Account held by the Trustee in accordance with standard procedures agreed to by the Trustee for the making of such investments by the Issuer on behalf of the Trustee.

(b)
Permitted Investments purchased using money in any Sinking Fund or any other Account or Fund established under this Indenture shall be deemed at all times to be a part of such Sinking Fund, or such other Fund or Account, as applicable. Permitted Investments so purchased shall be sold on commercially reasonable terms upon the written direction of an Authorized Officer of the Issuer whenever it shall be necessary so to do in order to provide monies to make any withdrawal or payment from any Sinking Fund or any other Fund or Account. For the purposes of any such investment, a Permitted Investment shall be deemed to mature at the earliest date on which the obligor is, on demand, obligated to pay a fixed sum in discharge of the whole of such Permitted Investment. Permitted Investments in which money held in the Sinking Fund or any other Fund or Account have been invested shall mature not later than the respective dates as estimated and directed by the Issuer, when monies from such Sinking Fund or any other Fund or Account shall be needed. The Trustee shall have no responsibility or liability to anyone in respect of any such estimate by the Issuer.

(c)
In calculating the amount in any Sinking Fund or any other Fund or Account, obligations maturing within the three (3) year period next succeeding the date of calculation shall be valued at their amortized value, and obligations maturing more than three (3) years following the date of calculation shall be valued at the lower of their amortized value or their market value.

(d)
For purposes of this Indenture, the amortized value means par, if the obligation was purchased at par. When used with respect to an obligation purchased at a premium above or a discount below par, the amortized value shall be determined by linear interpolation between the purchase price on the date of purchase and par on the maturity date.

ARTICLE 5
UNSECURED

5.1    No Security Interests

Unless otherwise set out in a Supplemental Indenture, the Bonds issued under this Indenture shall be unsecured obligations of the Issuer.

5.2    Priority of Bonds

(a)	Any Sinking Fund shall be first for the equal and rateable benefit and security of the Senior Bonds of the Series for which the Sinking Fund was established.

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(b)
Where Classes have been created within a Series of Bonds, the Bonds of such Series shall rank pari passu with all other Series but the priority of distributions of proceeds among Classes within the Series shall be made in accordance with the Supplemental Indenture for such Series.

(c)
The Senior Bonds shall rank in priority to the Subordinated Bonds, which priority shall be effective in all events and in all circumstances and, without limiting the generality of the foregoing, the said priority shall be effective notwithstanding the date of issue, authentication or delivery of Bonds, the dates of any advances evidenced or collaterally secured by any Bonds, the dates of enforcement of remedies following an Event of Default pursuant to the terms of this Indenture or any Supplemental Indenture or the rules of priority established under any applicable law.

5.3    Power of Attorney

The Issuer hereby constitutes and appoints the Trustee, or a receiver appointed by the Trustee, as the agent of the Issuer and any officer of the Trustee or receiver, as the attorney of the Issuer with full power of substitution, in the place of the Issuer and in the name and on behalf of the Issuer or in its own name upon the occurrence of an Event of Default, and at any time thereafter if the Event of Default shall then be continuing, to execute, deliver and do all such acts, deeds, leases, documents, transfers, demands, conveyances, assignments, contracts, assurances, consents, financing statements and things as the Issuer has herein agreed to execute, deliver and do as may be required by the Trustee to give effect to this Indenture or the Bonds or in the exercise of any rights, powers or remedies hereby or thereby conferred on the Trustee, and generally to use the name of the Issuer in the exercise of all or any of the rights, powers or remedies hereby or thereby conferred on the Trustee, including, without limitation, the right to bring actions for and in the name of the Issuer, the right to disburse or make payments from any Sinking Fund and any other Fund or Account and the right, but not the obligation, to cure any defaults hereunder (including under any Indebtedness secured by a Pledged Bond). This appointment, coupled with an interest, shall not be revoked by the insolvency, bankruptcy, dissolution, liquidation or other termination of the existence of the Issuer, any Partner or for any other reason.

ARTICLE 6
COVENANTS

6.1    General Covenants of the Issuer

The Issuer hereby covenants and agrees with the Trustee for the benefit of the Trustee and the Bondholders that so long as any amount payable under this Indenture or any of the Bonds is Outstanding or the Issuer has any obligations under this Indenture:

(a)
To Pay Principal and Interest. The Issuer shall duly and punctually pay or cause to be paid to every Bondholder the principal of, premium, (if any) and interest and any other amounts due on the Bonds (including any Indebtedness secured by a Pledged Bond) on the dates, at the places, in the monies and in the manner mentioned herein and in the Bonds.

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(b)
Carrying on Business. The Issuer shall own, maintain and repair or reconstruct the Principal Property and all other assets, including licences, permits and intellectual property, necessary to operate the Business and directly receive all Revenues associated therewith and shall at all times carry on and conduct the Business in a proper, efficient and businesslike manner and in accordance with good business practices so as to comply with all applicable regulatory requirements and preserve and protect the Revenues thereof. The Issuer shall pay all Operating and Maintenance Expenses when due in the ordinary course of business and comply with all material contracts as required to give effect to the foregoing covenant. The Issuer shall not engage in any business other than the Business.

(c)
Insurance. The Issuer shall maintain insurance with respect to its properties and business and against such casualties and contingencies and in such types and such amounts as shall be in accordance with sound business practices which are standard in the industry and in accordance with any express requirements of Government Authorities, where applicable, including the right to self-insure and/or co-insure with respect to any of the insurance required to be maintained by the Issuer pursuant to this paragraph.

(d)
Compliance with Laws and Contracts. The Issuer shall at all times comply in all material respects with all requirements of the Applicable Utilities Legislation, all other applicable laws and governmental orders or regulations.

(e)
Payments Made Directly by Issuer. If any payment is made by the Issuer to a registered Bondholder or to the Depositary, other than pursuant to Indebtedness secured by a Pledged Bond, the Issuer will provide written notice to the Trustee on the date such payment is made confirming that such payment has been made.

(f)
Inspection. The Issuer shall permit, from time to time, upon reasonable notice and during normal business hours, the Trustee or its agents or advisors to inspect the books and records of the Issuer and shall make available to the Trustee or its agents or advisors copies of contracts, agreements, plans, reports, audits and other documents    material to the carrying out of the Business as the Trustee or the Bondholders may reasonably request.

(g)
Taxes. The Issuer shall, from time to time, pay or cause to be paid all Taxes lawfully levied, assessed or imposed upon or in respect of its property or any part thereof or upon its income and profits as and when the same become due and payable and withhold and remit any amounts required to be withheld by it from payments due to others and remit the same to any government or agency thereof, and it will exhibit or cause to be exhibited to the Trustee, when requested, the receipts and vouchers establishing such payment and will in all material respects duly observe and conform to all applicable requirements of any Government Authority relative to any of the property or rights of the Issuer and all covenants, terms and conditions upon or under which any such property or rights are held; provided, however, that the Issuer shall have the right to contest, in good faith and diligently by legal proceedings, any such Taxes and, during such contest, may delay or defer payment or discharge thereof.

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(h)
Further Assurances. The Issuer shall make and execute, or cause to be made and executed, any and all such further indentures, acts, deeds, conveyances, assignments or assurances as may be reasonably required for carrying out the intention of this Indenture, and for the better assuring and confirming unto the holders of the Bonds of the rights and benefits provided in this Indenture or any other agreement relating to any Bonds.

(i)
Name Change. The Issuer shall notify the Trustee in writing within ten (10) days of the occurrence of any change of name of the Issuer. Within thirty (30) days of the change of name or amalgamation, the Issuer shall provide the Trustee with a Notarial or certified copy of articles of amendment or articles of amalgamation effecting the change of name or amalgamation.

(j)
Existence. The Issuer shall maintain its existence as a limited partnership pursuant to the Partnership Act (Alberta), subject to the Issuer's right to reorganize, merge or amalgamate in accordance with the terms of Section 6.7. The General Partner agrees to maintain its corporate existence, and shall not agree to amend the Limited Partnership Agreement in a manner which would cause the Issuer to dissolve or cease to exist under the Partnership Act (Alberta).

(k)	Books and Records. The Issuer shall maintain proper books and records in accordance with good accounting practices.

(l)
Reporting Issuer. Should the Issuer become a "reporting issuer" under the Securities Act (Alberta) or any other Canadian or provincial securities legislation at any time while Bonds are outstanding, the Issuer shall thereafter maintain its status as a reporting issuer under such legislation if required by such legislation or the terms of any Supplemental Indenture.

(m)
Incurrence of Indebtedness. The Issuer will not directly or indirectly, Guarantee, incur, issue or become liable for or in respect of any Indebtedness unless no Default or Event of Default has occurred and is continuing under this Master Indenture or any Supplemental Indenture on that date and:

(i)	such Indebtedness is incurred pursuant to an Obligation Bond issued pursuant to this Indenture or collaterally secured by a Pledged Bond issued pursuant to this Indenture; or

(ii)
such Indebtedness is not being issued pursuant to an Obligation Bond or secured by a Pledged Bond and does not, when combined with all other such Indebtedness not issued pursuant to an Obligation Bond or secured by a Pledged Bond at the time issued or incurred, exceed the aggregate principal amount or notional principal amount (in the case of any Financial Instrument Obligation) of Twenty Million Canadian Dollars (Cdn.$20,000,000) or such other amount as may be set out in a Supplemental Indenture.

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6.2    [Intentionally Left Blank]

6.3    Financial Instrument Obligations

The Issuer shall not enter into any Financial Instrument Obligation except for the purpose of hedging any Indebtedness, Operating and Maintenance Expenses or Revenues incurred or to be received in the ordinary course of the Business. A Financial Instrument Obligation shall, except as otherwise permitted by Subsection 6.l(m), be secured by a Pledged Bond, either directly or as part of a Credit Facility, and shall, in each case, be made with a Counterparty and documented in a form approved from time to time by the International Swap Dealers Association or such other form as shall be customary for the documentation of such agreements in accordance with good market practice by regulated financial institutions.

6.4    Reporting Requirements

(a)	The Issuer shall deliver to the Trustee and send by prepaid mail to registered Bondholders:

(i)
not later than one hundred and forty (140) days or such earlier date as may be prescribed from time to time under applicable securities legislation for the delivery of the Issuer's annual financial statements to security holders after the end of each Fiscal Year, the annual financial statements of the Issuer consisting of a balance sheet and statements of income, retained earnings and changes in financial position for the year then ended and for the immediately preceding Fiscal Year together with the report thereon of the Issuer's auditors and the discussion and analysis of such statements prepared by the management of the Issuer; and

(ii)
not later than sixty (60) days or such earlier date as may be prescribed from time to time under applicable securities legislation for the delivery of the Issuer's interim financial statements to security holders after the end of each fiscal quarter the unaudited interim financial statements of the Issuer, including a balance sheet and statements of income and changes in financial position for the period then ended and for the year to date and for the comparative periods in the prior Fiscal Year of the Issuer.

(b)	All financial statements to be delivered hereunder shall be prepared on a consolidated basis.

(c)	The Issuer shall also deliver to the Trustee upon delivery of each of the items set out in Paragraphs 6.4(a)(i) and (ii), an Officer's Certificate:

(i)
setting out the amounts required to be in, and the amounts actually in, any Sinking Fund and all other Funds and Accounts established under this Indenture as at such Fiscal Year end or quarter end and the amounts allocated to each such Fund and Account during such period; and

(ii)	to the effect that, as of the date of delivery, no Default or Event of Default has occurred and is continuing or a statement of the particulars of such Default or

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Event of Default and the actions taken or proposed to be taken by the Issuer to cure such Default or Event of Default.

6.5    Office for Servicing Bonds

The Issuer shall at all times maintain an office in Calgary, Alberta, where notices, demands and other documents may be served upon the Issuer in respect of the Bonds and coupons or of this Indenture. The Issuer hereby appoints the Trustee as its agent for the service upon the Issuer of such notices, demands and other documents. The Issuer hereby appoints each Paying Agent as its agent where Bonds and coupons may be presented for payment or where Bonds may be presented for registration, registration of transfer or exchange.

6.6    Negative Pledge

Save and except for Permitted Encumbrances, the Issuer will not create, assume or suffer to exist any Security Interest on any of its assets, whether now owned or hereafter acquired, unless at the same time it shall secure all the Senior Bonds then outstanding on a pari passu basis.

6.7    Mergers, Consolidations and Sales of Assets

The Issuer will not enter into any transaction or series of transactions in which all or substantially all of its property and assets would become the property of any other Person, whether by way of reorganization, consolidation, amalgamation, arrangement, merger, transfer, sale or otherwise, unless:

(a)
the Issuer shall be the surviving Person, or the Person, if other than the Issuer, formed by the amalgamation, consolidation or into which the Issuer is merged or that acquires by disposition all or substantially all of the property and assets of the Issuer shall be a company, partnership or trust organized and validly existing under the federal laws of Canada or any of its provinces and shall expressly assume, by a Supplemental Indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all of the Issuer's obligations under this Indenture;

(b)	immediately before and after giving effect to the transaction, no Default or Event of Default shall have occurred and be continuing; and

(c)
the Trustee shall receive an Officer's Certificate and an Opinion of Counsel as conclusive evidence that any such reorganization, consolidation, amalgamation, arrangement, merger, transfer, sale or otherwise complies with the provisions of this Section.

In the case any such amalgamation, merger or consolidation of the Issuer and upon any such assumption by the successor, such successor shall succeed to and be substituted for the Issuer, with the same effect as if it had been named herein as the party of the first part. Such successor thereupon may cause to be signed, and may issue either in its own name or in the name of the Issuer, any and all of the Bonds issuable hereunder which shall not have been signed by the Issuer and delivered to the Trustee.

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Upon the written order of such successor delivered to the Trustee and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall certify and shall deliver any Bonds which previously would have been signed and delivered by the Authorized Officer of the Issuer to the Trustee for certification, and any Bonds which such successor thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Senior Bonds so issued shall in all respects be of the same legal rank and benefit under this Indenture as the Senior Bonds previously issued in accordance with the terms of this Indenture. All the Subordinated Bonds so issued shall in all respects be of the same legal rank and benefit under this Indenture as the Subordinated Bonds previously issued in accordance with the terms of this Indenture. Such changes in phraseology and form (but not in substance) may be made in the Bonds thereafter to be issued as may be appropriate.

6.8    Subsidiaries

(a)	The Issuer shall create and maintain Subsidiaries only for a purpose related to the Business.

(b)	A Subsidiary may pay a dividend or other distribution to the Issuer at any time.

(c)	The Issuer shall not lend to, or invest any capital or equity in, any Subsidiary unless such loan or investment is a Permitted Payment at the time it is made.
6.9    Notice of Default

The Issuer will promptly give written notice to the Trustee of:

(a)	any notice of non-compliance with Applicable Utilities Legislation received by the Issuer, or any of its Subsidiaries, if the non-compliance could have a material adverse effect on the Issuer; or

(b)
any Default or Event of Default or any other event, circumstance or matter (other than general economic conditions applicable to the Issuer or the electrical transmission industry generally) which may reasonably be expected to have a material adverse effect on the ability of the Issuer to perform any material obligation hereunder.

Each notice pursuant to this Section shall be accompanied by an Officer's Certificate setting forth details of the occurrence referred to therein and what action the Issuer has taken and proposes to take with respect thereto.

6.10    Deposit of Insurance Proceeds

The Issuer shall apply, in accordance with Section 4.1, all insurance proceeds received under any insurance policies relating to property and assets used in the Business unless such insurance proceeds are intended to be utilized to replace or repair the property or asset for which the insurance proceeds were received within twelve (12) months of the date of receipt thereof. Any proceeds which are not so utilized within the twelve (12) month period shall thereafter be applied in accordance with Section 4.1. The Issuer shall

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provide to the Trustee an Officer's Certificate on a quarterly basis setting forth details of the intended replacement or repair to the property or asset for which the insurance proceeds were received and the status of such replacement or repair during the twelve (12) month period (including details of all expenditures made by the Issuer in connection therewith).

6.11    Transactions with Non-Arm's Length Persons

The Issuer will not, directly or indirectly, (a) purchase, acquire, lease or license any material property, assets, right or service from, or (b) sell, transfer, lease or license any property, assets, right or services to, any Person (including any Partner and their respective Affiliates) not dealing at arm's length with the Issuer, or any Affiliate of any such Person, except at prices and on terms not less favourable to the Issuer than those which could have been obtained in an arm's length transaction with an arm's length Person.

6.12    Environmental Covenants

(a)	The Issuer shall at all times conduct and maintain the Business in compliance in all material respects with all Environmental Laws and Environmental Approvals.

(b)	If the Issuer shall:

(i)	receive notice from any Governmental Authority that any material violation of any Environmental Law or Environmental Approval has been, may have been, or is about to be committed by the Issuer;

(ii)
receive notice that any Remedial Order or other proceeding has been filed or is about to be filed against the Issuer alleging material violations of any Environmental Law or requiring the Issuer to take any material action in connection with the Release or threatened Release of a Hazardous Substance into the environment or requiring the cessation of a nuisance; or

(iii)
receive any notice from a Governmental Authority alleging that the Issuer may be liable or responsible for material costs associated with a nuisance or a response to, or clean up of, a Release or threatened Release of a Hazardous Substance into the environment or any damages caused thereby;

then the Issuer shall in each such case provide the Trustee with a copy of such notice within ten (10) days of the Issuer's receipt thereof, and thereafter shall keep the Trustee informed in a timely manner of any developments in such matters, and shall provide to the Trustee such other information in respect thereto as may be reasonably requested by the Trustee from time to time.

6.13    Not to Extend Time for Payment of Interest

In order to prevent any accumulation after maturity of unpaid interest, the Issuer will not directly or indirectly extend or assent to the extension of time for payment of interest upon any Bonds or directly or indirectly be or become a party to or approve any such arrangement by purchasing or funding interest on the Bonds or in any other manner.

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If the time for the payment of any interest shall be so extended, whether or not such extension is by or with the consent of the Issuer, notwithstanding anything herein or in the Bonds contained, such interest shall not be entitled in case of Default hereunder to the benefit of this Indenture until such time as payment in full has been made of the principal of all the Bonds and of all interest on such Bonds the payment of which has not been so extended.

The foregoing will not restrict the capitalization or deferral of interest in accordance with the terms of the Indebtedness in respect of which such interest is capitalized or deferred.

6.14    Limitation on Distributions to Partners

The Issuer shall not make any distributions or payments in respect of, or apply any of its property to the purchase, repayment or redemption of or return of capital on, any of its partnership interests, or make any loans or other payments or disbursements to its Partners, other than Permitted Payments.

ARTICLE 7
NOTICE

7.1    Notice to the Issuer and General Partner

Any notice, demand or other document to the Issuer or the General Partner under this Indenture shall be valid and effective if delivered or sent by electronic communication, or mailed, postage prepaid, addressed to the Issuer, to:

AltaLink Investment Management Ltd.
Suite 1120, 940 - 6th Avenue S.W.
Calgary, Alberta T2P 3Tl

Attention: Executive Vice President and Chief Financial Officer
Telecopier: (403) 262-3740

with a copy to:

Borden Ladner Gervais LLP
1000 Canterra Tower
400 Third Avenue S.W. Calgary, Alberta T2P 4H2

Telecopier: (403) 266-1395

and, subject as provided in this Section, shall be deemed to have been given at the time of delivery or receipt of confirmation of sending by electronic communication or on the fifth (5th) Business Day after mailing. Any notice made by delivery or sent by electronic communication on a day other than a Business Day, or after 4:00 p.m. (Calgary time) on a Business Day, shall be deemed to be received on the next following Business Day. The Issuer may from time to time notify the Trustee of a change in address or electronic communication number which thereafter, until changed by like notice, shall be the address or electronic communication number of the Issuer for all purposes of this Indenture.

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7 .2    Notice to Bondholders

Any notice, demand or other delivery to the Bondholders under this Indenture shall be valid and effective if, in the case of holders of registered Bonds or a Global Bond, it is delivered, sent by electronic communication or mailed postage prepaid, addressed to such holders, at their addresses or electronic communication numbers, if any, appearing in any of the registers hereinbefore mentioned and, subject as provided in this Section, shall be deemed to have been received at the time of delivery or sending by electronic communication or on the fifth (5th) Business Day after mailing. Any notice made by delivery or sent by electronic communication on a day other than a Business Day, or after 4:00 p.m. (Calgary time) on a Business Day, shall be deemed to be received on the next following Business Day. All notices to joint holders of any Bond may be given to whichever one of the holders thereof is named first in the registers hereinbefore mentioned, and any notice so given shall be sufficient notice to all holders of such Bond. In the event of a postal disruption, notice to Bondholders shall be given or sent by other appropriate means. Any notice to the holders of Bonds which are not registered Bonds shall be valid and effective and deemed to have been received by all such holders on the date of publication if published once in an Authorized Newspaper.

7 .3    Notice to the Trustee

Any notice, demand or other document to the Trustee under this Indenture shall be valid and effective if:

(a)	sent by facsimile to:

Telecopier: (416) 360-1711/1727

or

(b)	mailed, postage prepaid or delivered to the Trustee at:

BNY Trust Company of Canada
4 King Street West, Suite 1101
Toronto, ON M5H 1B6

in each case to the attention of: Senior Trust Office

and, subject as provided in this Section, shall be deemed to have been given at the time of delivery or a receipt of a confirmation of sending by electronic communication or on the fifth (5th) Business Day after mailing. Any notice made by delivery or sent by electronic communication on a day other than a Business Day, or after 4:00 p.m. (Calgary time) on a Business Day, shall be deemed to be received on the next following Business Day. The Trustee may from time to time notify the Issuer of a change in address or electronic communication number which thereafter, until changed by like notice, shall be the address or electronic communication number of the Trustee for all purposes of this Indenture. The Trustee shall be entitled to rely, and act on, any notice, demand, request or other documents sent to it by facsimile.

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7.4    Postal Service Interruption

In the case of disruption in postal services in Canada, any notice given under Section 7.1 or 7.3, if mailed, shall be deemed not to have been given until it is actually delivered.

7.5    Electronic Communication

When used in this Article 7, the term "electronic communication" shall include communications by telecopy or email and any electronic, optical or other communication formats which may become available in the future (excluding verbal telephone communications) which are capable of providing a permanent record and in respect of which delivery can be verified or receipt is acknowledged.

ARTICLE 8
SUPPLEMENTAL INDENTURES

8.1    Provision for Supplemental Indentures

From time to time, the Issuer and the Trustee may, subject to the provisions of this Indenture, and they shall, when so directed by this Indenture or by any Extraordinary Resolution, execute and deliver deeds or instruments supplemental or ancillary hereto, which thereafter shall form part hereof, for any one or more or all of the following purposes:

(a)	charging as and by way of a Security Interest to and in favour of the Trustee any property now owned or hereafter acquired by the Issuer;

(b)	evidencing the succession of successor companies to the Issuer and the covenants of and obligations assumed by such successor companies in accordance with the provisions of Section 6.7;

(c)	giving effect to any resolution passed as provided in Article 9;

(d)	authorizing, as permitted hereby, one or more Series and, if applicable, to authorize one or more Classes within such Series;

(e)
making any addition to, deletion from or alteration of, the provisions of this Master Indenture or any Supplemental Indenture which the Issuer may deem necessary or advisable and which, in the Opinion of Counsel, is not contrary to or inconsistent with the Indenture and does not prejudice the rights of the Bondholders and the Trustee hereunder;

(f)
adding to or altering the provisions hereof in respect of the registration and transfer of Bonds; making provision for the issue of Bonds of denominations other than those provided for in this Master Indenture or in any Supplemental Indenture and for the exchange of Bonds of different denominations; and making any modification in the forms of the Bonds provided that, in an Opinion of Counsel to the Trustee, the rights of the Bondholders hereunder are not prejudiced thereby;

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(g)
adding to the limitations, restrictions and covenants of the Issuer herein contained for the protection of the Bondholders or adding to the Events of Default herein specified; provided that such further limitations, restrictions, covenants or Events of Default do not, in the Opinion of Counsel to the Trustee, prejudice the rights of the Bondholders hereunder; or

(h)
making any addition to, deletion from or alteration of the provisions of this Master Indenture or any Supplemental Indenture or the Bonds that, in the Opinion of Counsel to the Trustee, are necessary in order to reflect or comply with applicable law.

8.2    Correction of Manifest Errors

The Issuer and the Trustee may correct typographical, clerical and other manifest errors in this Master Indenture, any Supplemental Indenture or the Bonds, provided that such correction shall not, in the Opinion of Counsel to the Trustee, prejudice the rights of the Trustee or of the Bondholders hereunder, and the Issuer and the Trustee may execute all such documents as may be necessary to correct such errors.

8.3    General Provisions

(a)
This Indenture shall not be modified or amended in any respect except as provided in and in accordance with and subject to the provisions of this Article 8 and Article 9. Any such modification or amendment adopted in contravention of the rights of any Bondholder shall be ineffective as to that Bondholder. Nothing in this Article 8 or Article 9 shall affect or limit the right or obligation of the Issuer to adopt, make, do, execute, acknowledge or deliver any indenture, resolution, act or other instrument pursuant to the provisions of Subsection 6.l(h) or the right or obligation of the Issuer to execute and deliver to any Fiscal Agent any instrument which elsewhere in this Indenture it is provided shall be delivered to said Fiscal Agent.

(b)
Any Supplemental Indenture referred to and permitted by Section 8.1 shall become effective only on the conditions, to the extent and at the time provided in such Supplemental Indenture. The copy of every Supplemental Indenture delivered to the Trustee shall be accompanied by a Counsel's Opinion stating that such Supplemental Indenture has been duly and lawfully adopted in accordance with the provisions of this Indenture, is authorized or permitted by this Indenture, and is valid and binding upon the Issuer and enforceable in accordance with its terms, subject to usual and customary exceptions.

(c)
The Trustee is hereby authorized to enter into any Supplemental Indenture permitted by Section 8.1 and to make all further agreements and stipulations which may be required or permitted to be made by the Trustee pursuant to any such Supplemental Indenture, and the Trustee, in taking such action, shall be fully protected in acting and relying on an Opinion of Counsel that such Supplemental Indenture is authorized or permitted by the provisions of this Indenture.

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(d)	No Supplemental Indenture shall change or modify any of the rights or obligations of the Trustee or any other Fiscal Agent without its written consent thereto.

(e)
No Supplemental Indenture shall modify or terminate any covenant or affect the terms of repayment of any Series of Bonds without the approval of the holders of such Series in accordance with Section 9.15.

(f)	No Supplemental Indenture shall amend the terms of the subordination provisions of any Subordinated Bonds without the approval of holders of Senior Bonds in accordance with Section 9.18.

8.4    Supplemental Indentures to Prevail

Where any of the provisions of this Indenture are supplemented, modified or amended by the provisions of any Supplemental Indenture which authorizes a Series of Bonds, the provisions of this Indenture shall be read as so supplemented, modified or amended with respect to all Bonds of such Series. In the event of a conflict or inconsistency between any provision of this Indenture as so supplemented, modified or amended and any other provision of this Indenture, such other provision of this Indenture shall be deemed to have been so supplemented, modified or amended to the extent necessary to remove all such conflict or inconsistency, but only with respect to Bonds issued pursuant to such Supplemental Indenture.

ARTICLE 9
AMENDMENTS; RESOLUTIONS OF BONDHOLDERS

9.1    Right to Convene Meeting

The Trustee may at any time and from time to time and shall, on receipt of a Written Request of the Issuer or a Bondholders' Request and upon receiving funding and being indemnified to its reasonable satisfaction by the Issuer or by the Bondholders signing such Bondholders' Request, as the case may be, against the costs that may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Bondholders. In the event of the Trustee failing within ten (10) days after receipt of any such Bondholders' Request to give notice convening such meeting, the Issuer or such Bondholders, as the case may be, may convene such meeting. Every such meeting of Bondholders shall be held in the City of Calgary, Alberta, or at such other place as may be approved or determined by the Trustee.

9.2    Notice

At least ten (10) but not more than forty-five (45) days' notice of any meeting shall be given to the Bondholders in the manner provided in Article 7 and a copy thereof shall be sent to each of the Trustee and the Issuer in the manner set out in Article 7 unless the meeting has been called by it and the notice shall state the time when and the place where the meeting is to be held and set out the general nature of the business to be transacted thereat. It is not necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article 9.

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9.3    Chair of Meeting

An individual, who need not be a Bondholder, nominated in writing by the Trustee shall be chair of the meeting, and if no Person is so nominated, or if the Person so nominated is not present within thirty (30) minutes from the time fixed for the holding of the meeting, the Bondholders present in person or by proxy shall choose an individual present to be chair.

9.4    Quorum

Unless otherwise provided in this Indenture, at any meeting of Bondholders:

(a)
a quorum shall consist of two (2) or more Bondholders present in person or by proxy and representing more than fifty percent (50%) of the total principal outstanding in respect of the Outstanding Bonds; provided, however, that if the meeting has been called for Bondholders of all Classes of Bonds, then a quorum shall consist of the quorum with respect to the Senior Bonds, regardless of whether a quorum with respect to the Subordinated Bonds is present;

(b)
in the case of a meeting of the Bondholders of a Series of Bonds, a quorum shall consist of two (2) or more Bondholders of such Series present in person or by proxy and representing more than fifty percent (50%) of the total principal outstanding in respect of the Outstanding Series of Bonds; and

(c)
if a quorum of the Bondholders is not present within thirty (30) minutes from the time fixed for holding the meeting, such meeting, if convened by the Bondholders or on a Bondholders' Request, shall be dissolved; but in any other case, the meeting shall be adjourned without notice to the same day in the next week (unless such day is not a Business Day in which case it shall stand adjourned to the next following Business Day thereafter) at the same time and place, unless the chair appoints some other place, day or time, of which not less than seven (7) days' notice shall be given in the manner provided in Article 7. At the adjourned meeting, the Bondholders present in person or by proxy shall constitute a quorum and may transact the business for which the meeting was originally convened notwithstanding that they do not represent fifty percent (50%) of the total principal outstanding in respect of the Outstanding Bonds or Outstanding Series of Bonds, as the case may be.

9.5    Power to Adjourn

The chair of any meeting at which a quorum of the Bondholders is present may, with the consent of the Bondholders present, adjourn such meeting and no notice of such adjourned meeting need be given except such notice, if any, as the meeting so adjourned may resolve.

9.6    Poll

On every resolution, and on any other question submitted to a meeting when demanded by the chair or by any Bondholder acting in person or by proxy, a poll shall be taken in such manner as the chair directs.

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9.7    Voting

Each Bondholder present in person or represented by proxy shall be entitled to one vote in respect of each Cdn. One Thousand Dollars ($1,000.00) of principal outstanding in respect of Outstanding Bonds of which it is then the holder. A proxy need not be a Bondholder. In the case of joint registered holders of a Bond, any one of them present in person or represented by proxy at the meeting may vote in the absence of the other or others; but if more than one of them is present in person or represented by proxy, they shall vote together in respect of the Bonds of which they are joint registered holders. In the case of a Global Bond or Pledged Bond, the Depositary may appoint or cause to be appointed a Person or Persons as proxies and shall designate the number of votes entitled to each such Person, and each such Person shall be entitled to be present at any meeting of Bondholders and shall be the Persons entitled to vote at such meeting in accordance with the number of votes set out in the Depositary's designation. Subject to the provisions of Section 9.8, in the case of Bonds held by a Person other than an individual, an officer or representative of such Person may vote the Bonds held by it unless there shall be more than one officer or representative of such Person present at the meeting, and those officers or individuals present do not agree on how the Bonds may be voted, in which case a written proxy shall be required to determine who may vote the Bonds and how such Bonds are to be voted. No show of hands shall be permitted for voting purposes. Holders of Subordinated Bonds shall not be entitled to vote at any meeting of Bondholders except in respect of a vote called solely for holders of Subordinated Bonds.

9.8    Regulations

The Trustee, or the Issuer with the approval of the Trustee, may from time to time make and vary such regulations as it shall think fit providing for and governing:

(a)
the deposit of coupon Bonds not registered as to principal with a Fiscal Agent or other Person satisfactory to the Trustee and for the issue to the holders so depositing such Bonds of deposit certificates by such Fiscal Agent or other Person on terms satisfactory to the Trustee that such Bonds have been so deposited, which deposit certificates shall entitle the Persons named therein to be present and vote at a meeting of Bondholders and at any adjournment or postponement thereof, and to appoint proxies to represent them and vote for them at such meeting and any adjournment or postponement thereof, in the same way as if the Persons so present and voting either personally or by proxy were the actual holders of the Bonds in respect of which such deposit certificates shall have been issued, and such Bonds shall be conclusively deemed to be held as so certified;

(b)
the voting by proxy by holders of registered Bonds and the form of the instrument appointing a proxy, which shall be in writing or any other such manner as the Trustee may request or accept (including televoting), and the manner in which the same shall be executed, and for the production of the authority of any Person signing on behalf of the holder appointing such proxy;

(c)
the deposit of such deposit certificates and/or of the instruments appointing proxies at such place or places as the Person convening the meeting may in the notice convening the meeting direct, and the time before the holding of the meeting or adjourned or postponed meeting at which the same shall be deposited; and

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(d)
the lodging of such deposit certificates and/or of instruments appointing proxies at some place or places other than the place at which the meeting is to be held and for particulars of such deposit certificates and/or instruments to be mailed, cabled, telegraphed, telecopied or sent by other means of communication before the meeting to the Issuer or to the Trustee at the place where the same is to be held, and that proxies so deposited may be voted upon as though the instruments themselves were produced at the meeting.

Any regulations so made shall be binding and effective and votes given in accordance therewith shall be valid and shall be counted. The Trustee may dispense with any such deposit and permit Bondholders to make proof of ownership in such other manner, if any, as the Trustee and the Issuer may approve. Except as aforesaid and as provided in such regulations, the only Persons who shall be recognized at any such meeting as the holders of Bonds or as entitled to be present and vote at any such meeting shall be Persons who produce at the meeting coupon Bonds not registered as to principal or registered Bonds.

9.9    Issuer and Trustee May Be Represented

The Issuer and the Trustee, by their respective officers, directors and employees, and the legal advisors of the Issuer, the Trustee and the Bondholders may attend any meeting of the Bondholders, but shall have no vote as such.

9.10    Powers Exercisable by Extraordinary Resolution

Subject to Sections 9.17, 9.18 and 9.21 and Article 10, and in addition to all other powers conferred upon them by other provisions of this Indenture or law, at a meeting of the Bondholders, the Bondholders shall have the following powers, exercisable from time to time by Extraordinary Resolution of holders of Senior Bonds only:

(a)
power to sanction any modification, abrogation, alteration, compromise or arrangement of the rights of the Bondholders or the Trustee or either of them against the Issuer or against its undertaking and assets or any part thereof, whether such rights arise under this Indenture, or the Bonds or otherwise, provided that the rights or obligations of the Trustee under this Indenture, may not be modified, abrogated, altered or compromised without the prior consent of the Trustee;

(b)
power to direct or authorize the Trustee to exercise or refrain from exercising any power, right, remedy or authority given to it by this Indenture or the Bonds in any manner specified in such Extraordinary Resolution;

(c)
power to waive and direct the Trustee to waive any Default or Event of Default on the part of the Issuer in complying with any provision of this Indenture or the Bonds and to annul and to direct the Trustee to annul any declaration made by the Trustee pursuant to Article 10, either unconditionally or upon any conditions specified in such Extraordinary Resolution;

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(d)
power to sanction the exchange of Bonds for, or the conversion of Bonds into bonds, debentures, notes or any other securities or obligations of the Issuer or any Person formed or to be formed and power to sanction the distribution in specie to Bondholders of assets of the Issuer or such bonds, debentures, notes, shares, warrants or other securities or obligations;

(e)	power to repeal, modify or amend any Extraordinary Resolution previously passed by the Bondholders;

(f)
power to establish and dissolve a committee, and to provide for the appointment of members thereof, to consult with the Trustee and to delegate to such committee (subject to such limitations, if any, as may be prescribed in the Extraordinary Resolution) all or any of the powers that the Bondholders can exercise by Extraordinary Resolution under the foregoing Subsections 9.l0(a) to (e). Such committee shall consist of such number of Persons as prescribed in the Extraordinary Resolution establishing it, and, unless otherwise provided, the members need not themselves be Bondholders. Subject to the Extraordinary Resolution establishing it and providing for the appointment of members thereof, every such committee may elect its chairperson and may make regulations respecting its quorum, the calling of its meeting, the filling of vacancies occurring in its number, the manner in which it may act and its procedure generally and such regulations may provide that the committee may act at a meeting at which a quorum is present or by resolution signed by a majority of members thereof or the number of members thereof necessary to constitute a quorum, whichever is the greater. All acts of any such committee within the authority delegated to it shall be binding upon all Bondholders and the Trustee. Neither the committee nor any member thereof nor the Trustee shall be liable for any loss or claim arising from or in connection with any action taken or omitted to be taken by them in good faith. Any such committee shall be indemnified by the Issuer and any claims made thereunder shall rank in priority to other amounts due hereunder (other than to the Trustee). In addition, any such committee may cause the Issuer to acquire insurance to reasonably protect the committee members against liabilities that might be incurred in acting as members of such committees. Unless otherwise provided in an Extraordinary Resolution, a committee shall consist of a member representing each Series of Bonds being affected unless such member declines to act;

(g)	power to remove the Trustee and appoint a new Trustee subject, however, to Section 11.10;

(h)
power to sanction any scheme for the arrangement, reconstruction, reorganization or recapitalization of the Issuer or for the consolidation, amalgamation or merger of the Issuer into or with any other Person; and

(i)
power to file and prove a claim or debt against the Issuer in any proceedings involving the Issuer and to generally act for and on behalf of the Bondholders in any such proceedings and to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or securities of the Issuer.

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9.11    Powers Cumulative

Any one or more of the powers and any combination of the powers of this Indenture stated to be exercisable by the Bondholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers from time to time shall not be deemed to exhaust the right of the Bondholders to exercise such powers thereafter from time to time.

9.12    Minutes

Minutes of all resolutions and proceedings at every meeting of the Bondholders shall be made and duly entered in books to be from time to time provided for that purpose by the Trustee at the expense of the Issuer, and any such minutes, if signed, by the chairperson of the meeting at which resolutions were passed or proceedings had, or by the chairperson of the next succeeding meeting of the Bondholders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes shall have been made shall be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings had, to have been duly passed and had.

9.13    Binding Effect of Resolutions

Every Majority Resolution, Extraordinary Resolution or Special Bondholders' Resolution passed in accordance with the provisions hereof at a meeting of Bondholders or by an instrument in writing in lieu of a meeting of Bondholders shall be binding upon all Bondholders and each Bondholder and the Trustee (subject to the provisions for its funding and indemnity herein contained) shall be bound to give effect accordingly to every such Majority Resolution, Extraordinary Resolution or Special Bondholders' Resolution or instrument in writing.

9.14    Instruments in Writing

All actions that may be taken and all powers that may be exercised by the Bondholders by Majority Resolution, Extraordinary Resolution or Special Bondholders' Resolution may also be taken and exercised by an instrument in writing signed in one or more counterparts by Bondholders representing not less than fifty and one-tenth percent (50. l %) of the total principal outstanding in respect of the Outstanding Bonds for a Majority Resolution, sixty-six and two• thirds percent (66-2/3%) of the total principal outstanding in respect of the Outstanding Bonds for an Extraordinary Resolution and not less than ninety percent (90%) of the total principal outstanding in respect of the Outstanding Bonds for a Special Bondholders' Resolution and the expressions ''Majority Resolution", "Extraordinary Resolution" and "Special Bondholders' Resolution" when used in this Indenture include an instrument so signed.

9.15    Series Approval

(a)
If in the Opinion of Counsel delivered to the Trustee, any business to be transacted at any meeting, or any action to be taken or power to be exercised by instrument in writing under Section 9.14, does not adversely affect the rights of the holders of Bonds of one or more Series under this Indenture, the provisions of this Article 9 shall apply as if the Bonds of

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such Series were not Outstanding and no notice of any such meeting need be given to the holders of Bonds of such Series. Without limiting the generality of the forgoing, a proposal to modify or terminate any covenant or agreement which by its terms is effective only so long as Bonds of a particular Series are Outstanding or which is enacted for the exclusive benefit of the holders of Bonds of one or more particular Series or which affects the terms of repayment of only one or more particular Series or the Sinking Fund Reserve established for the benefit of one Series shall be deemed not to adversely affect the right of the holders of Bonds of any other Series.

(b)
If in the Opinion of Counsel delivered to the Trustee, any business to be transacted at a meeting of Bondholders, or any action to be taken or power to be exercised by instrument in writing under Section 9.14 would affect the rights of the holders of Bonds of one or more Series under this Indenture in a manner different from the holders of Bonds of any other Series (as to which such Counsel's Opinion shall be binding on all Bondholders, the Trustee and the Issuer for all purposes hereof) then:

(i)	reference to such fact, indicating each Series so affected, shall be made in the notice of such meeting; and

(ii)
the holders of Bonds of a Series so affected shall not be bound by any action taken at such meeting or by instrument in writing under Section 9.14 unless in addition to compliance with the other provisions of this Article:

(A)	at such meeting:

(1)
there are present in person or by proxy holders of Bonds representing more than fifty percent (50%) of the total principal outstanding in respect of the Outstanding Bonds of such Series, subject to the provisions of this Article as to quorum at adjourned meetings; and

(2)
the resolution is passed by the affirmative vote of the holders of Bonds of such Series representing not less than sixty-six and two-thirds percent (66-2/3%) of the total principal outstanding in respect of the Outstanding Bonds of such Series voted on the resolution at such meeting; or

(B)
in the case of action taken or power exercised by instrument in writing under Section 9.14, such instrument is signed in one or more counterparts by the holders of Bonds representing not less than sixty-six and two-thirds percent (66-2/3%) of the total principal outstanding in respect of the Outstanding Bonds of such Series.

9.16    Determination of Indebtedness Outstanding Under Pledged Bonds

In order to determine the total outstanding Indebtedness secured by any Pledged Bonds (for purposes only of the definitions of "Majority Resolution", "Extraordinary Resolution" and "Special Bondholders'

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Resolution" and for the purposes of Sections 9.4 and 9.7), each Bondholder shall deliver to the Trustee, within five (5) Business Days of receipt of a written request from the Trustee, a Bondholder's Certificate setting forth the total principal outstanding Indebtedness secured by any Pledged Bond as of the date specified in such written request and the Trustee shall deliver all such Bondholder's Certificates to the Issuer and shall make the same available for inspection by any Bondholder for a period of three (3) Business Days after the expiry of the time stated to provide the same in the written request. If any Bondholder fails to provide the Trustee with a Bondholder's Certificate setting forth such Bondholder's total principal outstanding Indebtedness as aforesaid within the time stated in the written request (such Bondholder being referred to in this Section as a "Defaulting Bondholder"), the Trustee shall for purposes of any determination required at such time consider such Defaulting Bondholder's Indebtedness secured by the Pledged Bond to be the amount as stated by the Issuer in an Officer's Certificate delivered to the Trustee. If, within the time allotted for examination of Bondholder's Certificates, neither the Issuer or any Bondholder objects to the amount of the total principal outstanding Indebtedness set forth in any Bondholder's Certificate, then the Trustee may rely on such Bondholder's Certificates as conclusive and act thereon, or to the extent applicable, on such Officer's Certificate. If any Bondholder or the Issuer disputes the amount of the principal outstanding Indebtedness set forth in any Bondholder's Certificate, the Trustee shall be entitled to independently determine directly or by an independent auditor or financial consultant the amount of the principal outstanding Indebtedness secured by the Pledged Bond in respect of the disputed Bondholder Certificate(s) and such determination, absent manifest error, shall be conclusively binding on the Bondholders and the Issuer.

9.17    Deemed Consent of Bondholders

Notwithstanding the provisions of Section 9.10 and the other provisions of this Indenture, if a Bondholder is entitled to and does, in a Bondholder's Request, request the Trustee to proceed to enforce its rights as set forth in Article 10, unless such Bondholder rescinds such request, the remaining Bondholders executing such request shall be deemed to have consented to such Bondholders' Request, including, without limitation, the Bondholder's Request directing and controlling the actions of the Trustee, not inconsistent with the provisions hereof as the Bondholder making such Bondholder's Request or the Trustee may reasonably require in order to give effect to and to implement such request.

9.18    Special Bondholders' Resolution

Notwithstanding any other term of this Indenture, a Special Bondholders' Resolution shall be required in order to amend directly or indirectly or otherwise vary:

(a)	the definitions of "Majority Resolution", "Extraordinary Resolution", "Event of Default" and "Special Bondholders' Resolution" set out in Section 1.1;

(b)	any power exercisable by a written direction of a Bondholder or a Bondholders' Request;

(c)	any provision of this Indenture which expressly requires a Special Bondholders' Resolution;

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(d)	the pari passu ranking of the Senior Bonds or the Subordinated Bonds, as applicable, other than Classes within a Series, as provided for in this Indenture;

(e)	Section 10.3 or 10.6;

(f)	this Section; and

(g)	any term or conditions set out in Section 2.9 relating to Subordinated Bonds.

9.19    Exclusion of Bonds

Bonds owned or held by or for the account of the Issuer shall be deemed not to be Outstanding for the purposes of this Article 9 or other action or any calculation of Outstanding Bonds provided for in this Article 9, and the Issuer shall not be entitled with respect to such Bonds to vote, give any consent or take any other action provided for in this Article. At the time of any vote, consent or other action taken under this Article, the Issuer shall furnish the Trustee with an Officer's Certificate upon which the Trustee may act and rely, describing all Bonds to be so excluded.

9.20    Notation of Bonds

Bonds authenticated and delivered after the effective date of any action taken pursuant to Article 8 or this Article 9 may, and, if the Trustee so determines, shall bear a notation by endorsement or otherwise in form approved by the Issuer and the Trustee as to such action, and upon demand of the holder of any Bond Outstanding at such effective date and presentation of his or her Bond for that purpose at the principal office of the Trustee or upon any exchange or registration of transfer of any Bond Outstanding at such effective date, suitable notation shall be made on such Bond or upon any Bond issued upon any such exchange or registration of transfer by the Trustee as to any such action. If the Issuer or the Trustee shall so determine, new Bonds so modified as in the opinion of the Issuer to conform to such action shall be prepared, authenticated and delivered, and upon demand of the holder of any Bond then Outstanding shall be exchanged, without cost to such Bondholder, for Bonds of the same Series and maturity then Outstanding, upon surrender of such Bonds with all unmatured coupons, if any, appertaining to such Bonds, or coupons appertaining to Bonds of such Series of the same aggregate amounts and payment dates.

9.21    Exercise of Rights by Holders of Subordinated Bonds

Notwithstanding any of the provisions in this Indenture, if, at any time, no Senior Bonds are Outstanding, any rights which may otherwise be exercised by holders of Senior Bonds may be exercised by holders of Subordinated Bonds.

ARTICLE 10
DEFAULT AND REMEDIES

10.1 Events of Default

Each of the following events is hereby declared an "Event of Default":

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(a)	payment of the principal or redemption price of any Senior Bond shall not be made when due under this Indenture and any such default continues for a period of five (5) Business Days;

(b)
payment of any instalment of interest or other amount (other than principal or redemption price) owing in respect of any Senior Bond shall not be made when due under this Indenture and any such default continues for a period of forty-five (45) days;

(c)
the sale, transfer or other disposition by the Issuer, whether by one or by a series of transactions, directly or indirectly, of its undertaking or assets representing, in the aggregate, substantially all of the assets of the Issuer other than in accordance with the provisions of Section 6.7 or as permitted thereby;

(d)
if the Issuer shall fail, refuse or default in the observance or performance of any other covenant or agreement contained in this Indenture (including for greater certainty any covenant or agreement contained in any Supplemental Indenture) except, in each case, for those referred to in Subsections 10.l(a), (b) and (c), and such failure, refusal or default continues for a period of sixty (60) days after written notice thereof by the Trustee;

(e)	if any representation and warranty made by the Issuer in or in connection with any Supplemental Indenture shall be untrue in any material respect on the date upon which it was given;

(f)
default by the Issuer, whether as primary obligor or guarantor or surety, on any payment of principal, premium, if any, or interest on any Indebtedness (other than any Indebtedness governed by this Indenture), the outstanding principal amount of which Indebtedness (other than any Indebtedness governed by this Indenture) exceeds Fifteen Million Dollars ($15,000,0000) in the aggregate or such other amount as may be set out in a Supplemental Indenture, beyond any applicable grace period or failure to perform or observe any other agreement, term or condition contained in any agreement under which that Indebtedness is created, or if any default, failure or other event under that agreement shall occur and be continuing, and the effect of that default, failure or other event is to cause Indebtedness (other than any Indebtedness governed by this Indenture) the outstanding principal amount of which exceeds Fifteen Million Dollars ($15,000,000) in the aggregate or such other amount as may be set out in a Supplemental Indenture to become due or to be required to be repurchased prior to any stated maturity;

(g)
the rendering of a judgment or judgments against the Issuer in an aggregate amount in excess of ten percent (10%) of Net Worth by a court or courts of competent jurisdiction, which judgment or judgments remain undischarged and unstayed for a period of sixty (60) days;

(h)
if an order shall be made or an effective resolution be passed for the winding-up or liquidation of the Issuer (except in the course of carrying out or pursuant to a transaction in respect of which the conditions of Section 6.7 are duly observed and performed); or any such proceedings are initiated unless such proceedings are being actively and diligently contested by the Issuer in good faith;

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(i)
if the Issuer shall make a general assignment for the benefit of its creditors or a notice of intention to make a proposal or a proposal under the Bankruptcy and Insolvency Act (Canada), or shall become insolvent or be declared or adjudged bankrupt, or a receiving order be made against the Issuer or if a liquidator, trustee in bankruptcy, receiver, receiver and manager or any other officer with similar powers    shall be appointed to the Issuer, or if the Issuer shall propose a compromise, arrangement or reorganization under the Companies' Creditors Arrangement Act (Canada) or any other legislation of any jurisdiction providing for the reorganization or winding-up of issuers or business entities or providing for an arrangement, composition, extension or adjustment with its creditors or shall voluntarily suspend transaction of its usual business, or shall take corporate or other action in furtherance of any of the foregoing purposes;

(j)
any proceeding for the appointment of a receiver or trustee for the Issuer or for any substantial part of the property of the Issuer which is material to the conduct of the Business, and any such receivership or trusteeship remains undischarged for a period of sixty (60) days, or if the Issuer becomes bankrupt or unable to pay its obligations as they become due or is declared to be bankrupt or unable to pay its obligations as they become due;

(k)
the occurrence of any Default or Event of Default (as those terms are defined in the Amended and Restated Master Trust Indenture between the Trustee and ALP made as of April 28, 2003 as further amended, supplemented or restated from time to time) and the determination of the trustee or the bondholders thereunder to make demand or exercise any rights thereunder or under any supplemental indenture issued by ALP; and

(l)
default by any Subsidiary, whether as primary obligor or guarantor or surety, on any payment of principal, premium, if any, or interest in an amount in excess of ten million dollars on any of its Indebtedness (other than any Indebtedness of ALP) beyond any applicable grace period, or if any Subsidiary should default, fail to perform or observe any other agreement, term or condition contained in an agreement under which Indebtedness is created, and the effect of that default, failure or other event is to cause Indebtedness in excess of ten million dollars (other than any Indebtedness of ALP) to become due or to be required to be repurchased prior to any stated maturity.

At any time as there are Outstanding Senior Bonds, no Event of Default will result from the occurrence of any event described in Subsections 10.l(a), (b), (c), (d), (e), (f), (g) or (k) under a Subordinated Bond and Section 10.2 shall not apply to an Event of Default under a Subordinated Bond.

10.2    Acceleration

Subject to the provisions of Sections 2.9 and 10.3, if an Event of Default due to the default in payment of principal of or premium, if any, or interest on any Series of Senior Bonds issued under this Indenture, or due to the default in the performance, or breach, of any other covenant, representation or warranty of the Issuer applicable to the Series of any Senior Bond but not applicable to all Outstanding Senior Bonds issued under this Indenture, or due to a default which is an Event of Default under a Series of Senior Bonds Outstanding but not under all Outstanding Senior Bonds issued under this Indenture, shall have

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occurred and be continuing, the Trustee or the holders of not less than twenty-five percent (25%) in principal amount of the Senior Bonds of that Series then Outstanding may then declare the principal of, and interest and premium, if any, on all Series of Senior Bonds to be due and payable immediately; and if an Event of Default due to a default in the performance of any other covenant or warranty in this Indenture applicable to all Senior Bonds issued hereunder and then outstanding, or due to an event described in Subsection 10.l(f), (g), (h), (i) or (j), shall have occurred and be continuing, either the Trustee or the holders of not less than twenty-five percent (25%) in principal amount of all Senior Bonds issued under this Indenture and then Outstanding (treated as one class), may declare the principal amount of all the Senior Bonds then Outstanding to be due and payable immediately.

Notwithstanding anything contained in this Indenture or the Senior Bonds to the contrary, if such a declaration is made, the Issuer shall pay to the Trustee forthwith for the benefit of the Senior Bondholders the amount of principal of and premium, if any, and accrued and unpaid interest (including interest on amounts in default) on all Senior Bonds and all other amounts payable in regard thereto under this Indenture, together with interest thereon at the rate borne by such Senior Bonds from the date of such declaration until payment is received by the Trustee. Such payments, when made, shall be deemed to have been made in discharge of the Issuer's obligations under this Indenture and any amounts so received by the Trustee shall be applied in the manner specified in Section 10.12.

10.3    Waiver of Default

If an Event of Default has occurred, unless otherwise provided in a Supplemental Indenture the holders of Senior Bonds by Extraordinary Resolution may instruct the Trustee to waive the Event of Default and the Trustee shall thereupon waive the Event of Default or annul such declaration or both upon such terms and conditions as such Senior Bondholders prescribe; provided that no act or omission by the Trustee or of the Senior Bondholders shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default or the rights resulting therefrom.

10.4    Enforcement by the Trustee

Subject to the provisions of Section 10.3 and to the provisions of any Extraordinary Resolution of the holders of Senior Bonds, if the Issuer fails to pay to the Trustee, forthwith after the same shall have been declared to be due and payable under Section 10.2, the principal of and premium and interest on all Bonds then outstanding together with any other amounts due hereunder, the Trustee shall, upon receipt of a Bondholders' Request of the holders of Senior Bonds and upon being sufficiently indemnified to its reasonable satisfaction against all costs, expenses and liabilities to be incurred, proceed in its name as Trustee hereunder to obtain or enforce payment of such principal of and premium and interest on all the Bonds then Outstanding together with any other amounts due hereunder by such proceedings authorized by this Indenture or by law or equity as the Trustee in such request has been directed to take, or if such request contains no such direction, then by such proceedings authorized by this Indenture or by suit at law or in equity as the Trustee shall deem expedient.

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The Trustee shall be entitled and empowered, either in its own name or as trustee of an express trust, or as attorney-in-fact for the holders of the Bonds, or in any one or more of such capacities, to file such proof of debt, amendment of proof of debt, claim, petition or other document as may be necessary or advisable in order to have the claims of the Trustee and of the holders of the Bonds allowed in any insolvency, bankruptcy, liquidation or other judicial proceedings relative to the Issuer or its creditors or relative to or affecting its property. The Trustee is hereby irrevocably appointed (and the successive respective holders of Bonds by taking and holding Bonds shall be conclusively deemed to have so appointed the Trustee) the true and lawful attorney-in-fact of the respective holders of the Bonds with authority to make and file in the respective names of the holders of the Bonds or on behalf of the holders of the Bonds as a class, subject to deduction from any such claims of the amounts of any claims filed by any of the holders of the Bonds themselves, any proof of debt, amendment of proof of debt, claim, petition or other document in any such proceedings and to receive payment of any sums becoming distributable on account thereof, and to execute any such other documents and to do and perform any and all such acts and things, for and on behalf of such holders of the Bonds, as may be necessary or advisable, in the opinion of the Trustee acting on the advice of its legal counsel, in order to have the respective claims of the Trustee and of the holders of Bonds against the Issuer or its property allowed in any such proceeding, and to receive payment of or on account of such claims, provided that nothing contained in this Indenture shall be deemed to give to the Trustee, unless so authorized by Extraordinary Resolution of the holders of Senior Bonds, any right to accept or consent to any plan of reorganization or otherwise by action of any character in such proceeding to waive or change in any way any right of any Bondholder.

The Trustee shall also have power at any time and from time to time, to institute and to maintain such suits and proceedings as it may be advised shall be necessary or advisable to preserve and protect its interests and the interests of the Bondholders.

All rights of action hereunder may be enforced by the Trustee without the possession of any of the Bonds or the production thereof on the trial or other proceedings relative thereto. Any such suit or proceeding instituted by the Trustee shall be brought in the name of the Trustee as trustee of an express trust, and any recovery of judgment shall be first, for the rateable benefit of the holders of the Senior Bonds until paid in full, and second, for the rateable benefit of the holders of Subordinated Bonds until paid in full, subject to the provisions of this Indenture. In any proceeding brought by the Trustee (and also in any proceeding in which a declaratory judgment of a court may be sought as to the interpretation or construction of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the holders of the Bonds, and it shall not be necessary to make any holders of the Bonds parties to any such proceeding.

10.5    Enforcement by Bondholders

No Bondholder shall have any right to institute any action or proceeding or to exercise any other remedy authorized by this Indenture or by law or by equity for the purpose of enforcing payment of principal or interest or for the execution of any trust or power hereunder, unless, in the case of holders of Subordinated Bonds, the provisions of Section 2.9 have been satisfied, and in all cases the requisition, funding and indemnity referred to in Section 10.4, have been tendered to the Trustee and the Trustee shall have failed to act within a reasonable time thereafter; in such case but not otherwise, any Bondholder acting on its own behalf and on behalf of all other Bondholders shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken under Section 10.4; it being understood and

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intended that no one or more Bondholders shall have any right in any manner whatsoever to affect, or to enforce any right hereunder or under any Bond except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all holders of Senior Bonds or Subordinated Bonds, as applicable.

10.6    Trustee's Discretion and Calculation of Amounts Payable

(a)
Whenever monies are to be applied by the Trustee pursuant to the provisions of this Article 10, monies shall be applied by the Trustee at such times, and from time to time, as the Trustee shall determine pursuant to the terms of this Master Indenture, having due regard to the amount of such monies available for application and the likelihood of additional monies becoming available for such application in the future. The deposit of such monies with the Paying Agents, or otherwise setting aside such monies in trust for any proper purpose, shall constitute proper application by the Trustee and the Trustee shall incur no liability whatsoever to the Issuer, to any Bondholder or to any other Person for any delay in applying any such monies, so long as the Trustee acts with reasonable diligence, having due regard for the circumstances and ultimately applies the same in accordance with such provisions of this Indenture as may be applicable at the time of application by the Trustee. Whenever the Trustee shall exercise its rights hereunder in applying such monies, it shall fix the date upon which such application is to be made and upon such date interest on the amounts of principal to be paid on such date shall cease to accrue. The Trustee shall give such notice as it may deem appropriate for the fixing of any such date.

(b)
For purposes of the provisions of Section 2.1 and this Article 10, the amount due on any Pledged Bond shall be equal to the lesser of the face amount of such Pledged Bond and the aggregate amount secured by the Pledged Bond (including accrued and unpaid interest thereon) at such time expressed in Canadian dollars. For purposes of determining such aggregate amount owing, the Trustee may rely on a Bondholder's Certificate delivered pursuant to Section 9.16 setting forth in detail the aggregate amount owing by the Issuer from time to time for which the Pledged Bond was pledged to such Bondholder.

(c)
Payment of any Bond pursuant to this Article 10 shall be made to the Bondholder upon presentation of such Bond and any such Bond thereby paid in full shall be surrendered or otherwise a memorandum of such payment shall be endorsed thereon, but the Trustee may in its discretion dispense with presentation and surrender or endorsement upon such indemnity being given as the Trustee shall deem sufficient.

(d)	For any amounts expressed in other than Canadian dollars, the Canadian dollar amount thereof shall be the Fluctuating Cdn. $Equivalent at that time.

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10.7    Termination of Proceedings

In case any proceedings taken by the Trustee on account of any Event of Default shall have been discontinued or abandoned for any reason, then in every such case the Issuer, the Trustee and the Bondholders shall be restored to their former positions and rights hereunder, respectively, and all rights, remedies, powers and duties of the Trustee shall continue as though no such proceeding had been taken.

10.8    Possession of Bonds by Trustee Not Required

All rights of action under this Indenture or under any of the Bonds enforceable by the Trustee, may be enforced by it without the possession of any of the Bonds or the coupons appertaining thereto or the production thereof at the trial or other proceeding relative thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the holders of such Bonds and coupons, subject to the provisions of this Indenture.

10.9    Remedies Not Exclusive

No single remedy herein conferred upon or reserved to the Trustee or to the Bondholders by this Indenture is intended to be exclusive of any other remedy or remedies herein conferred, and each and every such remedy shall be cumulative.

10.10    No Waiver of Default

No delay or omission by the Trustee or by any Bondholder to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver of any such default or any acquiescence therein and every power and remedy given by this Indenture to the Trustee and the holders of the Bonds, respectively, may be exercised from time to time and as often as may be deemed expedient.

10.11    Notice to Bondholders and Issuer

The Trustee shall give to the Bondholders notice of each Event of Default under this Indenture known to the Trustee within ten (10) Business Days after actual knowledge of the occurrence thereof, unless such Event of Default shall have been remedied or cured or necessary monies provided therefor before the giving of such notice. The Trustee shall give to the Issuer notice of any Default or Event of Default not otherwise known to the Issuer forthwith upon actual knowledge of the occurrence of such event.

10.12    Application of Money

Except as herein otherwise expressly provided and notwithstanding Section 4.1, any money received by the Trustee or a Bondholder pursuant to the provisions of this Article 10 or as a result of legal or other proceedings against the Issuer pursuant hereto, or from any trustee in bankruptcy, receiver or liquidator of the Issuer, shall be applied, together with other money available to the Trustee for such purpose, as follows:

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(a)
first, in payment or in reimbursement to the Trustee of its fee, costs, charges, expenses, indebtedness by reason of indemnity, advances or other amounts furnished or provided by or at the request of the Trustee in or about the administration and execution of its trusts under, or otherwise in relation to, this Indenture;

(b)
second, subject to the provisions of Sections 2.9 and 6.13 and this Section 10.12, in payment of the principal of and premium and accrued and unpaid interest and interest on amounts in default on the Senior Bonds which shall then be outstanding in the priority of principal first, then premium, then accrued and unpaid interest and then interest on amounts in default, unless in each case as otherwise directed by an Extraordinary Resolution of the holders of the Senior Bonds, and in that case in such order or priority as between principal, premium and interest as may be directed by such resolution until all outstanding Senior Bonds are fully paid;

(c)
third, provided that all of the Outstanding Senior Bonds are fully paid as set out in Subsection 10.12(b), and subject to the provisions of Sections 2.9 and 6.13 and this Section 10.12, in payment of the principal of and premium and accrued and unpaid interest and interest on amounts in default on the Subordinated Bonds which shall then be outstanding in the priority of principal first, then premium, then accrued and unpaid interest and then interest on amounts in default, unless in each case otherwise directed by an Extraordinary Resolution of the holders of the Subordinated Bonds, and in that case in such order or priority as between principal, premium and interest as may be directed by such resolution; and

(d)	lastly, in payment of the surplus, if any, of such money to the Issuer or its assigns unless otherwise required by law.

10.13    Distribution of Proceeds

Payments to Bondholders pursuant to Subsections 10.12(b) and (c) shall be made as follows:

(a)
at least fifteen (15) days' notice of every such payment shall be given in the manner specified in Section 7 .2, specifying the time and the place or places at which the Bonds are to be presented and the amount of the payment and the application thereof as between principal, premium and interest;

(b)
payment in respect of any Bond shall be made upon presentation thereof at any one of the places specified in such notice and any such Bond thereby paid in full shall be surrendered, otherwise a memorandum of such payment shall be endorsed thereon, but the Trustee may in its discretion dispense with presentation and surrender or endorsement in any case upon such indemnity being given as the Trustee shall consider sufficient;

(c)	from and after the date of payment specified in such notice, interest shall accrue only on the amount owing on each Bond after giving credit for the amount of the payment specified

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in such notice unless the Bond in respect of which such amount is owing is duly presented on or after the date so specified and payment of such amount is not made; and

(d)
the Trustee shall not be required to make any payment to Bondholders unless the amount available to it for such purpose, after reserving therefrom such amount as the Trustee may determine necessary to provide for the payments referred to in Subsection 10.12(a), exceeds two percent (2%) of the aggregate principal amount of the Bonds then outstanding.

10.14    Judgment Against the Issuer

In case of any judicial or other proceedings to enforce the rights of the Bondholders, judgment may be rendered against the Issuer in favour of the Bondholders or in favour of the Trustee, as trustee for the Bondholders, for any amount which may remain due in respect of the Bonds, the interest thereon and the Indenture.

10.15    Rights of Subordinated Bonds

If at any time there are no Outstanding Senior Bonds, then references in this Article 10 to "Senior Bonds" and "holders of Senior Bonds" shall be deemed to be references to "Subordinated Bonds" and "holders of Subordinated Bonds".

ARTICLE 11
CONCERNING THE FISCAL AGENTS

11.1    Trustee

The Trustee hereunder to be appointed shall at all times be a trust company authorized to carry on business in the provinces and territories of Canada, and authorized by law to perform all the duties imposed upon it by this Indenture.

11.2    Appointment and Acceptance of Duties of Paying Agents

(a)
The Issuer shall appoint one or more Paying Agents for the Bonds of a Series in the Supplemental Indenture authorizing such Bonds or shall appoint such Paying Agent or Paying Agents by indenture or resolution of the Issuer adopted or entered into prior to the authentication and delivery of such Bonds, and may at any time or from time to time appoint one or more other Paying Agents in the manner and subject to the conditions set forth in Section 11.14 for the appointment of a successor Paying Agent. The Trustee may be appointed and may act as a Paying Agent.

(b)	Each Paying Agent shall signify its acceptance of the duties and obligations imposed upon it by this Indenture by written instrument of acceptance executed and delivered to the Issuer and the Trustee.
11.3    Funds Held in Trust and Security Therefor

All monies held by any Fiscal Agent, as such, at any time pursuant to the terms of this Indenture shall be and hereby are assigned, transferred and set over unto such Fiscal Agent in trust for the purposes and

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upon the terms and conditions of this Indenture. Each Fiscal Agent shall acknowledge such trust for the benefit of the Trustee. Subject to the provisions of Section 4.4 as to investment of monies held hereunder, all monies held by any Fiscal Agent, as such, may be deposited by such Fiscal Agent in its banking department or with such other banks or trust companies as may be designated by the Issuer in accordance with the requirements hereof, including an Affiliate of or related party to the Trustee or another Fiscal Agent.

11.4    Responsibility of Fiscal Agents

(a)
No Fiscal Agent shall be required to make any representations as to the validity or sufficiency of this Master Indenture or any Supplemental Indenture or of any Bonds or coupons issued thereunder and no Fiscal Agent shall incur any responsibility in respect thereof. The Trustee shall, however, be responsible for its representation contained in its certificate on the Bonds. No Fiscal Agent shall be under any responsibility or duty with respect to the application of any monies paid to the Issuer or to any other Fiscal Agent. No Fiscal Agent shall be under any obligation or duty to perform any act which would involve it in expense or liability or to institute or defend any suit in respect hereof until it has received sufficient funding therefor and been properly indemnified in respect thereof, nor to risk, expend or advance any of its own monies or otherwise incur financial liability. No Fiscal Agent shall be liable in connection with the performance of its duties hereunder except for its own negligence or default. Neither the Trustee nor any Paying Agent shall be under any responsibility or duty with respect to the application of any monies paid to any one of the others. The recitals of fact herein and in the Bonds shall be taken as the statements of the Issuer and the Trustee shall have no responsibility for the correctness of the same.

(b)
If the Issuer fails to perform any of its covenants contained in this Indenture, the Trustee may, in its discretion, on prior written notice to the holders of the Bonds and the Issuer, perform any of such covenants capable of being performed by it, but will be under no obligation to do so. All sums expended or advanced by the Trustee for such purpose will be repayable as provided in Section 11.6. No such performance or advance by the Trustee shall relieve the Issuer of any default hereunder.

11.5    Evidence on which Fiscal Agents May Act

Each Fiscal Agent shall be protected and shall incur no liability whatsoever in acting and relying upon any notice, resolution, request, consent, order, certificate, report, opinion, bond or other paper or document believed by it to be genuine, and to have been signed or presented by the proper party or parties. Each Fiscal Agent may, at the Issuer's expense in accordance with Section 11.6, consult with counsel, who may, to the extent permitted by the terms of this Indenture and any applicable Supplemental Indenture, be counsel to the Issuer, accountants, appraisers, engineers or other experts or advisors as it reasonably requires for determining and discharging its duties and administering the trusts hereunder and the opinion, advice of or information obtained from such counsel, accountants, appraisers or other experts or advisors shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in good faith and in accordance therewith. Whenever any Fiscal Agent shall deem it necessary

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or desirable that a matter be proved or established prior to taking or suffering any action under this Master Indenture or under any Supplemental Indenture, including payment of monies out of any Fund or Account, such matter (unless other evidence in respect thereof be herein or therein specifically prescribed) may be deemed to be conclusively proved and established by an Officer's Certificate and such certificate shall be full warrant for any action taken or suffered in good faith under the provisions of this Master Indenture or under any Supplemental Indenture, but in its discretion the Fiscal Agent may in lieu thereof accept other evidence of such fact or matter or may require such further or additional evidence as to it may seem reasonable. Except as otherwise expressly provided in this Master Indenture or in any Supplemental Indenture, any request, order, notice, consent, opinion, direction or other instrument required or permitted to be furnished pursuant to any provision hereof or thereof by the Issuer to any Fiscal Agent shall be sufficiently executed if executed in the name of the Issuer by an Authorized Officer.

11.6    Compensation and Expenses

The Issuer shall pay to each Fiscal Agent from time to time reasonable compensation for all services rendered under this Master Indenture or any Supplemental Indenture and also all reasonable expenses, charges, counsel fees and other disbursements, including those of their legal counsel, and other experts or advisors not regularly in its employ, agents and employees incurred in the interpretation of, or the performance of their powers and duties under this Master Indenture or any Supplemental Indenture and the Fiscal Agents is hereby granted and shall have a Security Interest therefor on any and all monies at any time held by or under this Master Indenture or any Supplemental Indenture on a pari passu basis in priority to the Bonds. The Issuer further agrees to indemnify and save each Fiscal Agent, directors, officers and employees harmless against any liabilities which it may incur in the exercise and performance of its powers and duties under this Indenture which are not due to its negligence or default.

11.7    Permitted Acts and Functions

Any Fiscal Agent may become the owner of any Bonds and coupons, with the same rights it would have if it were not such Fiscal Agent. To the extent permitted by law, any Fiscal Agent may act as depository for, and permit any of its officers or directors to act as a member of, or in any other capacity with respect to, any committee formed to protect the rights of bondholders or to effect or aid in any reorganization, arrangement or readjustment of debt arising from the enforcement of the Bonds or this Master Indenture or any Supplemental Indenture, whether or not any such committee shall represent the holders of more than fifty percent (50%) in principal amount of the Bonds then Outstanding.

11.8    Resignation of Trustee

The Trustee may at any time resign and be discharged of the duties and obligations created by this Indenture by giving not less than sixty (60) days' written notice to the Issuer and publishing notice thereof, specifying the date when such resignation shall take effect. Such resignation shall take effect only upon the appointment of a successor Trustee as provided in Section 11.10.

11.9    Removal of Trustee

The Trustee shall be removed by the Issuer if at any time so requested by a Bondholders' Request. Except during the continuance of a Default or an Event of Default, the Issuer may remove the Trustee for such

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cause (which shall include the inability to reach agreement on the Trustee's fees) as shall be determined in the sole discretion of the Issuer by filing with the Trustee an instrument to such effect signed by an Authorized Officer and delivered to the Trustee not less than sixty (60) days prior to the effective date of the removal. Notwithstanding the foregoing, the Trustee shall nonetheless be entitled to receive all fees and other amounts due to the Trustee which have accrued prior to such removal.

11.10    Appointment of Successor Trustee

(a)
In case at any time the Trustee shall resign or shall be removed or shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or if a receiver, liquidator or conservator of the Trustee, or of its property, shall be appointed, or if any public officer shall take charge or control of the Trustee or of its property or affairs, the Issuer covenants and agrees that it shall thereupon appoint a successor Trustee. The Issuer shall publish notice of any such appointment made by it in the Authorized Newspapers, such publication to be made within twenty (20) days after such appointment.

(b)
If no appointment of a successor Trustee shall be made pursuant to the foregoing provisions of this Section within forty-five (45) days after the Trustee shall have given to the Issuer written notice, as provided in Section 11.8 or after a vacancy in the office of the Trustee shall have occurred by reason of its removal or inability to act or its bankruptcy or insolvency, the Trustee, at the Issuer's expense, or the holder of any Bond may apply to any court of competent jurisdiction to appoint a successor Trustee. Such court may thereupon, after such notice, if any, as such court may deem proper and prescribe, appoint a successor Trustee.

(c)	Any Trustee appointed under the provisions of this Section in succession to the Trustee shall be a trust company meeting the requirements of Section 11.1.
11.11    Transfer of Rights and Property to Successor Trustee

Any successor Trustee appointed under this Indenture shall execute, acknowledge and deliver to its predecessor Trustee, and also the Issuer, a written instrument of acceptance respecting such appointment, and thereupon such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all monies, estates, properties, rights, powers, duties and obligations of such predecessor Trustee, with like effect as if originally named as Trustee, but the Trustee ceasing to act shall nevertheless, at the request of the Issuer, or of the successor Trustee, and upon payment for any outstanding fees and expenses, execute, acknowledge and deliver such instruments of conveyance and further assurance and do such other things as may reasonably be required to more fully and certainly vest and confirm in such successor Trustee all the right, title and interest of the predecessor Trustee in and to any property held by it under this Indenture, and shall pay over, assign and deliver to the successor Trustee any money or other property subject to the trusts and conditions herein set forth. Should any deed, conveyance or instrument in writing from the Issuer be required by such successor Trustee to more fully and certainly vest in and confirm to such successor Trustee any such estates, rights, powers and duties, any and all such deeds, conveyances and instruments in writing shall, on request, and so far as may be authorized by law, be executed, acknowledged and delivered by the Issuer. Any such successor Trustee shall promptly notify the Paying Agents of its appointment as Trustee.

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11.12    Merger or Consolidation

Any company into which any Fiscal Agent may be merged or converted or with which it may be amalgamated or consolidated or any company resulting from any merger, conversion, amalgamation or consolidation to which it shall be a party or any company to which any Fiscal Agent may sell or transfer all or substantially all of its corporate trust business, provided such company shall be a bank or trust company which is qualified to be a successor to such Fiscal Agent under Section 11.10 or 11.14, as the case may be, and shall be authorized by law to perform all the duties imposed upon it by this Indenture, shall be the successor to such Fiscal Agent without the execution or filing of any paper or the performance of any further act, anything herein to the contrary notwithstanding.

11.13    Adoption of Authentication

In case any of the Bonds contemplated to be issued under this Master Indenture and any Supplemental Indenture shall have been authenticated but not delivered, any successor Trustee may adopt the certificate of authentication of any predecessor Trustee so authenticating such Bonds and deliver such Bonds so authenticated, and in case any of such Bonds shall not have been authenticated, any successor Trustee may authenticate such Bonds in the name of the predecessor Trustee, or in the name of the successor Trustee, and in all such cases such certificate shall have the full force in which it is anywhere in such Bonds or in this Master Indenture or any Supplemental Indenture provided that the certificates of the Trustee shall have.

11.14    Resignation or Removal of Paying Agents and Appointment of Successors

(a)
Any Paying Agent may at any time resign and be discharged of the duties and obligations created by this Master Indenture or any Supplemental Indenture by giving at least sixty (60) days' written notice to the Issuer and Trustee. Any Paying Agent may be removed at any time, except during the continuance of a Default or an Event of Default, by an instrument to such effect filed with such Paying Agent and the Trustee and signed by an Authorized Officer of the Issuer. Any successor Paying Agent shall be appointed by the Issuer and shall be a bank or trust company having, on a consolidated basis with its parent company, a combined capital, surplus and retained earnings in excess of Fifty Million Dollars ($50,000,000), or otherwise acceptable to the Bondholders by a Majority Resolution and willing and able to accept the office of Paying Agent on reasonable and customary terms and authorized by law to perform all of the duties imposed upon it by this Indenture.

(b)
In the event of the resignation or removal of any Paying Agent, such Paying Agent shall pay over, assign and deliver any monies held by it as Paying Agent to its successor, or if there be no successor then appointed, to the Trustee. In the event that for any reason there shall be no Paying Agent at any time, the Trustee shall act as Paying Agent.

11.15    Evidence of Signatures of Bondholders and Ownership of Bonds

(a)	Any request, consent or other instrument which this Master Indenture or any Supplemental Indenture may require or permit to be signed and executed by the Bondholders may be in

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one or more instruments of similar tenor, and shall be signed or executed by such Bondholders in person or by their attorneys appointed in writing. Proof of (i) the execution of any such instrument, or of an instrument duly appointing any such attorney, or (ii) the holding by any Person of the Bonds or coupons appertaining thereto, shall be sufficient for any purpose of this Indenture (except as otherwise herein or therein expressly provided) if made in the following manner, but the Trustee may nevertheless in its discretion require further or other proof in cases where it deems the same desirable:

(i)
the fact and date of the execution by any Bondholder or his or her attorney of such instrument may be proved by the certificate, which need not be acknowledged or verified, of an officer of a bank or trust company satisfactory to the Trustee or of any notary public or other Person authorized to take acknowledgments of deeds to be recorded in the jurisdiction in which he or she purports to act, that the Person signing such request or other instrument acknowledged to him or her the execution thereof, or by an affidavit of a witness of such execution duly sworn to before such notary public or other officer. The authority of the Person or persons executing any such instrument on behalf of a Bondholder may be established without further proof if such instrument is signed by a Person purporting to be the president or vice president of such Issuer attested by a Person purporting to be its secretary or an assistant secretary, and

(ii)
the amount of coupon Bonds not registered as to principal held by any Person executing such request or other instrument as a Bondholder, and the numbers and other identification thereof, and the date of his or her holding such Bonds, may be provided by a certificate, which need not be acknowledged or verified, satisfactory to the Trustee, executed by an officer of a trust company, bank, financial institution or other depositary or member of the Investment Dealers Association of Canada wherever situation, showing that at the date therein mentioned, such Person exhibited to such officer or had on deposit with such trust company, bank institution, depositary or member the Bonds described in such certificate. Continued ownership after the date stated in such certificate may be proved by the presentation of such certificate if the certificate contains a statement by such officer that such trust company, bank, institution, depositary or member held the Bonds, therein referred to on the date of the certificate and that they shall not be surrendered without the surrender of the certificate to such trust company, bank, institution, depositary or member except with the consent of such trust company, bank, institution, depositary or member and that such consent has not been given.

(b)
The ownership of registered Bonds and the amount, numbers and other identification, and date of holding the same shall be proved by the registers referred to herein. Any request, consent or vote of the owner of any Bond shall bind all future owners of such Bond in respect of anything done or suffered to be done by the Issuer or any Fiscal Agent in accordance therewith.

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11.16    Preservation and Inspection of Documents

All documents received by any Fiscal Agent under the provisions of this Master Indenture or any Supplemental Indenture shall be retained in its possession and shall be subject at all reasonable times to the inspection of the Issuer, any other Fiscal Agent and any Bondholder and their agents and their representatives, any of whom may make copies thereof.

11.17    Indemnification of Fiscal Agents

In addition to and without limiting any other protection of the Fiscal Agents hereunder or otherwise by law, the Issuer shall indemnify and save harmless the Fiscal Agents (including, without limitation, the Trustee or other Fiscal Agents appointed hereunder) and their directors, officers and employees from and against any and all liabilities, losses, claims, damages, penalties, actions, suits, demands, levies, costs, expenses and disbursements, including any and all reasonable legal and advisory fees and disbursements of whatever kind or nature, which may at any time be suffered by, imposed on, incurred by or asserted against the Fiscal Agents, whether groundless or otherwise, howsoever arising from or out of any act, omission or error of the Fiscal Agents, in connection with its acting as Trustee or Fiscal Agent hereunder, provided the Fiscal Agent seeking indemnity has acted in good faith, without negligence and in substantial compliance with its obligations hereunder. Notwithstanding any other provision hereof, this indemnity shall survive the removal or resignation of any Fiscal Agent, the discharge of this Indenture and the termination of any trust created hereby.

11.18    Additional Provisions

(a)	The Trustee will not be required to give any bond or security in respect of the execution of the trusts and powers on this Indenture or otherwise in respect of the premises.

(b)	The Trustee and any Person related to the Trustee will not be appointed a receiver, a receiver and manager, or a liquidator of all or any part of the assets or undertaking of the Issuer.

(c)
Nothing herein contained will impose on the Trustee any obligation to see to, or to require evidence of, the registration or filing (or renewal thereof) of this Master Indenture or any Supplemental Indenture or to verify the accuracy or completeness of any Officer's Certificate delivered under this Indenture.

(d)	The Trustee shall not be bound to give notice to any Person of the execution hereof.

(e)
The Trustee shall not incur any liability or responsibility whatever or be in any way responsible for the consequences of any breach by the Issuer of any obligation herein contained or of any act of any director, officer, employee or agent of the Issuer or any Partner.

(f)
The Trustee, in its personal or any other capacity, may buy, lend upon and deal in the securities issued by the Issuer or any Partner and generally may contract and enter into financial transactions with the Issuer, any Partner or any Affiliate thereof without being liable to account for any profit made thereby.

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(g)
The Trustee represents to the Issuer that at the time of execution and delivery of this Master Indenture to the best of its knowledge, no material conflict of interest exists in the Trustee's role as a fiduciary under this Master Indenture and agrees that in the event of a material conflict of interest arising hereafter it will, within ninety (90) days after ascertaining that it has such a material conflict of interest, either eliminate the same or resign its trusts hereunder to a successor Trustee approved by the Issuer. If any such material conflict of interests exists or hereafter shall exist, the validity and enforceability of this Indenture shall not be affected in any manner whatsoever by reason thereof.

(h)
The obligation of the Trustee to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Trustee or the holders of Bonds shall be conditional upon the Bondholders furnishing, when required by notice in writing by the Trustee, sufficient funds to commence or continue such act, action or proceeding and indemnity reasonably satisfactory to the Trustee to protect and hold harmless the Trustee, its directors, officers and employees against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof. None of the provisions contained in this Indenture shall require the Trustee to risk or expend its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless funded and indemnified as aforesaid.

(i)
The Issuer shall provide to the Trustee an incumbency certificate setting out the names and sample signatures of persons authorized to give instructions to the Trustee hereunder. The Trustee shall be entitled to rely on such certificate until a revised certificate is provided to it hereunder. The Trustee shall be entitled to refuse to act upon any instructions given by the Issuer which are signed by any person other than a person described in the incumbency certificate provided to it pursuant to this section.

11.19    Trustee not Liable

The Trustee shall not be liable or in any way responsible for the consequence of any breach by the Issuer of any of its covenants herein; provided the Trustee has acted in good faith, without negligence and in accordance with its obligations under this Indenture and with respect to the Bonds. Furthermore, the Trustee shall not be liable or in any way responsible in the performance of its duties to the extent the Trustee has relied, in good faith, on the advice of legal counsel and other professional advisors.

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ARTICLE 12
DEFEASANCE

12.1    Defeasance

(a)
If payment of all principal of, premium, if any, and interest on all Outstanding Bonds in accordance with their terms and this Indenture is made, or is provided for in accordance with Section 12.2, and if all other sums payable by the Issuer hereunder or thereunder (including any and all reasonable fees and expenses of all Fiscal Agents including the Trustee) shall be paid or provided for, then, subject to the further provisions of this Subsection 12.l(a), the Issuer shall be promptly and fully discharged and released from any and all of its obligations in respect of this Indenture and all Outstanding Bonds in each case on the date the conditions set forth in Section 12.2 are satisfied (hereinafter, "defeasance").For this purpose, such defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Bonds, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 12.3 and the other Sections of this Master Indenture referred to in Paragraphs (i), (ii) and (iii) below, and to have satisfied all its other obligations under such Bonds and this Indenture insofar as such Bonds are concerned and the Trustee at the expense of the Issuer shall execute and deliver to the Issuer all such instruments as may be necessary to evidence such discharge and satisfaction except for the following obligations which shall survive until otherwise terminated or discharged hereunder:

(i)
the rights of holders of Outstanding Bonds to receive, solely from the trust fund described in Section 12.2 and, as more fully set forth in Section 12.2, payments in respect of the principal of, premium, if any, and interest on such Bonds when such payments are due;

(ii)	the Issuer's rights of redemption, to the extent such Bonds are redeemable in accordance with their terms, and obligations with respect to such Bonds under Sections 3.7, 3.8, 3.9, 3.10 and 6.5;

(iii)	the rights, powers, trusts, duties and immunities of each Fiscal Agent hereunder and under the Supplemental Indentures and the obligations of the Issuer under Section 11.6;

(iv)	the indemnity under Section 11.17; and

(v)	this Article 12.

(b)
If payment of all principal of, premium, if any, and interest on all Outstanding Bonds of a particular Series or a Class within a Series in accordance with their terms, this Indenture and the Supplemental Indenture authorizing such Series or Class is made, or is provided for in accordance with Section 12.2, and if all other sums payable by the Issuer hereunder or thereunder with respect to such Series or Class shall be paid or provided for, then, subject to the further provisions of this Subsection 12.l(b), the Issuer shall be promptly

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and fully discharged and released from any and all of its obligations in respect of the Supplemental Indenture authorizing such Series or Class, and all Outstanding Bonds of such Series or Class, in each case on the date the conditions set forth in Section 12.2 are satisfied (hereinafter, "series defeasance"). For this purpose, such series defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Bonds of such Series or Class, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 12.3 and the other Sections of this Indenture referred to in Paragraphs (i), (ii) and (iii) below, and to have satisfied all its other obligations under such Bonds and the Supplemental Indenture authorizing such Series or Class insofar as such Bonds are concerned (the Trustee at the expense of the Issuer shall execute and deliver to the Issuer all such instruments as may be necessary to evidence such discharge and satisfaction) except for the following obligations which shall survive until otherwise terminated or discharged hereunder:

(i)
the rights of holders of such Bonds to receive, solely from the trust fund described in Section 12.2 and as more fully set forth in Section 12.2, payments in respect of the principal of, premium, if any, and interest on such Bonds when such payments are due;

(ii)
the Issuer's rights of redemption, to the extent such Series or Class of Bonds is redeemable in accordance with its terms, and obligations with respect to such Bonds under Sections 3.7, 3.8, 3.9, 3.10 and 6.5;

(iii)
the rights, powers, trusts, duties and immunities of the Trustee hereunder and of each Fiscal Agent under the Supplemental Indenture authorizing such Series or Class with respect to such Series or Class and the Issuer's obligations under Section 11.6 with respect to each such Fiscal Agent;

(iv)	the indemnity under Section 11.17; or

(v)	this Article 12.

12.2    Providing for Payment of Bonds

Payment of all Outstanding Bonds or all Outstanding Bonds of a particular Series or of a particular Class within a Series may be provided for by complying with the following conditions:

(a)
the Issuer shall have irrevocably deposited or caused to be deposited with the Trustee, or another trustee satisfying the requirements of Section 11.1 who shall agree to comply with the provisions of this Article 12 applicable to it, as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the holders of such Bonds, money in the currency of such Bonds or non-callable Central Government Obligations which are in the currency of such Bonds and which through the scheduled payment of principal and interest (without reinvestment thereof) in respect of such Central Government Obligations in accordance with their terms

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shall provide, either alone or in combination with such money and not later than the due date of any payment of principal of, premium, if any, or interest on such Bonds, money in the currency of such payment and in an amount sufficient, in the opinion of the Issuer expressed in an Officer's Certificate delivered to the Trustee, to pay and discharge when due, whether at maturity or upon fixed redemption dates, the principal of, premium, if any, and interest on such Bonds, and the Issuer shall have irrevocably instructed the Trustee or other Paying Agent or Fiscal Agent (or such other trustee), in writing, to apply such money and/or proceeds of such Central Government Obligations to such payments with respect to such Bonds. Before making such deposit, the Issuer may give to the Trustee a notice of its election to redeem all of such Bonds, to the extent redeemable in accordance with their terms, which notice shall be irrevocable. Such irrevocable notice of redemption, if given, shall be given effect in applying the foregoing. If any such Bonds are not subject to redemption within forty-five (45) days after the making of such a deposit, at the time of making such a deposit, the Issuer shall give to the Trustee, in form satisfactory to it, irrevocable instructions to notify the holders of such Bonds that payment of such Bonds has been provided for pursuant to this Article 12;

(b)
the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders of such Bonds shall not recognize a gain or loss for Canadian or U.S. federal income tax purposes as a result of such deposit, defeasance, or Series or Class defeasance, as the case may be, or discharge and shall be subject to Canadian and U.S. federal income tax on the same amount, in the same manner and at the same time as would have been the case if such deposit, defeasance, or Series or Class defeasance, as the case may be, and discharge had not occurred;

(c)	no Default or Event of Default with respect to any Bonds shall have occurred and be continuing on the date such deposit is made;

(d)
the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance, or Series or Class defeasance, as the case may be, under Section 12.1 have been satisfied; and

(e)
the Issuer shall have delivered to the Trustee an Officer's Certificate stating that, after the deposit is made, the Issuer is not insolvent and that there is no intent to confer a benefit on the beneficiaries of the trust.

12.3    Deposit to Be Held in Trust

All money and Central Government Obligations (including the proceeds thereof) deposited with the Trustee (or other trustee referred to in Section 12.2) pursuant to Section 12.2 in respect of all Outstanding Bonds or all Outstanding Bonds of a particular Series or Class shall be held in trust and applied by the Trustee or such other permitted trustee, as the case may be, in accordance with the provisions of such Bonds, this Master Indenture and the applicable Supplemental Indentures, to the payment, either directly or through any Fiscal Agent as the Trustee or such other permitted trustee, as the case may be, may determine, to the holders of such Bonds, when due, of all sums due and to become due in respect of the principal of, premium, if any, and interest on such Bonds.

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12.4    Reinstatement

If the Trustee or any Fiscal Agent is unable to apply any money, any Central Government Obligations or the proceeds thereof in accordance with Section 12.3 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer's obligations under this Master Indenture, the applicable Supplemental Indentures and all Outstanding Bonds or all Outstanding Bonds of the applicable Series or Class, as the case may be, shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.2, until such time as the Trustee or such other permitted trustee, as the case may be, or such Fiscal Agent is permitted to apply all such money, Central Government Obligations and proceeds in accordance with Section 12.3; provided, however, that if the Issuer makes any payment of principal of, premium, if any, or interest on any such Bond following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the holders of such Bond to receive such payment from the money, Central Government Obligations and proceeds thereof held by the Trustee or such other permitted trustee, as the case may be.

12.5    Indemnity

The Issuer shall pay and indemnify the Trustee or other trustee referred to in Section 12.2, against all Taxes, fees or other charges imposed on or assessed against the Central Government Obligations deposited pursuant to Section 12.2 or the principal and interest received in respect thereof.

ARTICLE 13
MISCELLANEOUS

13.1    Funds Held for Particular Bonds and Coupons

(a)
The amounts held by any Fiscal Agent for the payment of the interest, principal or redemption price or accrued interest or any other amount due on any date with respect to particular Bonds or coupons shall, on and after such date and pending such payment, be set aside on its books and held in trust by it for the holders of the Bonds and coupons entitled thereto and for the purposes of this Master Indenture and the applicable Supplemental Indentures, such interest, principal, redemption price or other amount, after the due date thereof, shall no longer be considered to be unpaid.

(b)
If all Outstanding Bonds shall have been defeased in accordance with Article 12, at the request of the Issuer all monies held by any Paying Agent shall be paid over to the Issuer as its absolute property.

(c)
Anything in this Indenture to the contrary notwithstanding, any monies held by a Fiscal Agent in trust for the payment and discharge of any of the Bonds or coupons which remain unclaimed for six (6) years after the date when such Bonds have become due and payable, either at their stated maturity dates or by call for earlier redemption shall, subject to applicable law, at the written request of the Issuer, be repaid by the Fiscal Agent to the Issuer, as its absolute property and free and the Fiscal Agent shall thereupon be released and discharged, but, before being required to make any such payment to the Issuer, the Issuer shall cause to be published at least twice, at an interval or not less than seven (7)

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days between publications, in the Authorized Newspapers notice that said monies remain unclaimed and that, after a date named in said notice, which date shall be not less than ten (10) nor more than twenty (20) days after the date of the first publication of such notice, the balance of such monies then unclaimed shall be returned to the Issuer.

13.2    No Recourse under Indenture or on Bonds

(a)
All covenants, stipulations, promises, agreements and obligations of the Issuer contained in this Indenture shall be deemed to be the covenants, stipulations, promises, agreements and obligations of the Issuer and not of any director, officer or employee of the Issuer or of the General Partner in its or his or her individual capacity, and no recourse shall be had for the payment of the principal or redemption price of or interest on or any other amount owing in respect of the Bonds or for any claim based thereon or on this Indenture against any director, officer or employee of the Issuer or of the General Partner or any natural Person executing the Bonds.

(b)
The Issuer is a limited partnership formed under the Partnership Act (Alberta), a limited partner of which is only liable for any of its liabilities or any of its losses to the extent of the amount that such limited partner has contributed or agreed to contribute to its capital and such limited partner's pro rate share of any undistributed income.

13.3    Judgment Currency

(a)
If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder to a holder or holders of any Bonds or to the Trustee from the currency in respect of which any such Indebtedness are owed (the "Original Currency") into the currency in which a court of competent jurisdiction may render judgment in connection with any litigation relating to the payment of the Indebtedness under this Indenture (the "Judgment Currency"), the Issuer agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Trustee could purchase the Original Currency with the Judgment Currency on the Business Day preceding that on which final judgment is paid or satisfied.

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(b)
The obligations of the Issuer in respect of any sum due in the Original Currency from it to a holder or holders of any Bonds or to the Trustee shall, notwithstanding any judgment in any Judgment Currency, be discharged only to the extent that on the Business Day following receipt by a holder or holders of any Bonds or by the Trustee of any sum adjudged to be so due in such Judgment Currency, such holder or holders or the Trustee may in accordance with normal banking procedures purchase the sum due in the Original Currency with the amount awarded in the judgment in the Judgment Currency. If the amount so purchased in the Original Currency is less than the sum originally due to a holder or holders of any Bonds or to the Trustee in the Original Currency, the Issuer agrees, as a separate obligation and notwithstanding any such judgment, to indemnify each of such holders or the Trustee against such loss and if the amount so purchased in the Original Currency exceeds the sum originally due to a holder or holders of any Bonds or to the Trustee in the Original Currency, each of such holders or the Trustee agree to remit such excess to the Issuer.

13.4    Withholding Tax

If the Issuer is required to make any payment to any Governmental Authority in connection with or due to the application of any withholding tax or similar tax or rate to any payment made or due to be made pursuant to this Indenture then the Issuer shall not be responsible to increase or "gross up" any payment to any Bondholder or to the Trustee on behalf of any Bondholder and shall be entitled to reduce the amount of each such payment by the amount of any payment required to be made to such Governmental Authority and the payment made to any Bondholder or Trustee on behalf of any Bondholder shall be deemed to have been made in full.

13.5    General Partner

(a)
The General Partner is entering into this Master Indenture in its personal capacity to confirm and be bound by the covenants set out in Article 6 of this Master Indenture which are applicable to the General Partner.

(b)
In the event that legal title to any assets are in the name of the General Partner, the General Partner shall hold legal title to such assets in trust for the Issuer. The General Partner shall deliver to the Trustee an Officer's Certificate confirming such trusts upon request of the Trustee or any Bondholder.

13.6    Counterparts

This Master Indenture may be simultaneously executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

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13.7    Effective Date

This Master Indenture shall take effect immediately upon its execution by the Issuer and the Trustee.

IN WITNESS WHEREOF the parties hereto have executed these presents under their respective corporate seals and the hands of their proper officers in that behalf.

ALTALINK INVESTMENT
MANAGEMENT LTD., as General Partner
of ALTALINK INVESTMENTS, L.P.

By:	/s/ Robert W. Schmidt
	Name:	Robert W Schmidt
	Title:	Executive VP & CFO

ALTALINK INVESTMENT
MANAGEMENT LTD.

By:	/s/ Robert W. Schmidt
	Name:	Robert W Schmidt
	Title:	Executive VP & CFO

BNY TRUST COMPANY OF CANADA

By:	/s/ George A. Bragg
	Name:	George A. Bragg
	Title:	Vice-President

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